================================================================================

                         QUINTILES TRANSNATIONAL CORP.,

                     the Subsidiary Guarantors named herein

                                       and

                  WELLS FARGO BANK MINNESOTA, N.A., as Trustee

                            ------------------------

                                    INDENTURE

                         Dated as of September 25, 2003

                            ------------------------

                                  $450,000,000
                     10% Senior Subordinated Notes Due 2013

================================================================================

                             CROSS-REFERENCE TABLE

  TIA                                                                            Indenture
Section                                                                           Section
-------                                                                         -----------
310(a)(1)................................................................         7.10
   (a)(2)................................................................         7.10
   (a)(3)................................................................         N.A.
   (a)(4)................................................................         N.A.
   (a)(5)................................................................         N.A.
   (b)...................................................................         7.08; 7.10
   (b)(1)................................................................         7.10
   (c)...................................................................         N.A.
311(a)...................................................................         7.11
   (b)...................................................................         7.11
   (c)...................................................................         N.A.
312(a)...................................................................         2.06
   (b)...................................................................         13.03
   (c)...................................................................         13.03
313(a)...................................................................         7.06
   (b)(1)................................................................         N.A.
   (b)(2)................................................................         7.06; 11.04
   (c)...................................................................         7.06; 11.04
   (d)...................................................................         7.06
314(a)...................................................................         4.18; 13.04
   (b)...................................................................         11.02
   (c)(1)................................................................         13.04
   (c)(2)................................................................         13.04
   (c)(3)................................................................         N.A.
   (d)...................................................................         11.04
   (e)...................................................................         13.05
   (f)...................................................................         N.A.
315(a)...................................................................         7.01(b)
   (b)...................................................................         7.05
   (c)...................................................................         7.01(a)
   (d)...................................................................         7.01(c)
   (e)...................................................................         6.12
316(a) (last sentence)...................................................         2.10
   (a)(1)(A).............................................................         6.05
   (a)(1)(B).............................................................         6.04
   (a)(2)................................................................         N.A.
   (b)...................................................................         6.08
   (c)...................................................................         8.04
317(a)(1)................................................................         6.09
   (a)(2)................................................................         6.10
   (b)...................................................................         2.05; 7.12
318(a)...................................................................         12.01

-----------------------
N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture

                                TABLE OF CONTENTS

                                                                                                            Page
                                                                                                            ----
                                                  ARTICLE ONE

                                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     Definitions.........................................................................        1
SECTION 1.02.     Incorporation by Reference of Trust Indenture Act...................................       38
SECTION 1.03.     Rules of Construction...............................................................       39

                                                  ARTICLE TWO

                                                THE SECURITIES

SECTION 2.01.     Amount of Notes.....................................................................       39
SECTION 2.02.     Form and Dating.....................................................................       40
SECTION 2.03.     Execution and Authentication........................................................       40
SECTION 2.04.     Registrar and Paying Agent..........................................................       41
SECTION 2.05.     Paying Agent To Hold Money in Trust.................................................       41
SECTION 2.06.     Holder Lists........................................................................       42
SECTION 2.07.     Transfer and Exchange...............................................................       42
SECTION 2.08.     Replacement Notes...................................................................       42
SECTION 2.09.     Outstanding Notes...................................................................       43
SECTION 2.10.     Treasury Notes......................................................................       43
SECTION 2.11.     Temporary Notes.....................................................................       44
SECTION 2.12.     Cancellation........................................................................       44
SECTION 2.13.     Defaulted Interest..................................................................       44
SECTION 2.14.     CUSIP Number........................................................................       45
SECTION 2.15.     Deposit of Moneys...................................................................       45
SECTION 2.16.     Book-Entry Provisions for Global Notes..............................................       45
SECTION 2.17.     Special Transfer Provisions.........................................................       47
SECTION 2.18.     Computation of Interest.............................................................       49

                                                  ARTICLE THREE

                                                    REDEMPTION

SECTION 3.01.     Election To Redeem; Notices to Trustee..............................................       49
SECTION 3.02.     Selection by Trustee of Notes To Be Redeemed........................................       50
SECTION 3.03.     Notice of Redemption................................................................       50
SECTION 3.04.     Effect of Notice of Redemption......................................................       51
SECTION 3.05.     Deposit of Redemption Price.........................................................       51

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
SECTION 3.06.     Notes Redeemed in Part..............................................................       52
SECTION 3.07.     Other Mandatory Redemption..........................................................       52

                                                  ARTICLE FOUR

                                                    COVENANTS

SECTION 4.01.     Payment of Notes....................................................................       52
SECTION 4.02.     Maintenance of Office or Agency.....................................................       53
SECTION 4.03.     Legal Existence.....................................................................       53
SECTION 4.04.     Maintenance of Properties; Insurance; Compliance with Law...........................       53
SECTION 4.05.     Waiver of Stay, Extension or Usury Laws.............................................       54
SECTION 4.06.     Compliance Certificate..............................................................       54
SECTION 4.07.     Payment of Taxes and Other Claims...................................................       55
SECTION 4.08.     Repurchase at the Option of Holders upon Change of Control..........................       55
SECTION 4.09.     Limitation on Debt..................................................................       57
SECTION 4.10.     Limitation on Restricted Payments...................................................       61
SECTION 4.11.     Limitation on Liens.................................................................       67
SECTION 4.12.     Limitation on Asset Sales...........................................................       67
SECTION 4.13.     Limitation on Restrictions on Distributions from Restricted Subsidiaries............       71
SECTION 4.14.     Limitation on Transactions with Affiliates..........................................       74
SECTION 4.15.     Designation of Restricted and Unrestricted Subsidiaries.............................       76
SECTION 4.16.     Limitation on Company's Business....................................................       78
SECTION 4.17.     Reports.............................................................................       78
SECTION 4.18.     Creation of Subsidiaries; Additional Subsidiary Guarantees..........................       78
SECTION 4.19.     Covenant Suspension.................................................................       78

                                                  ARTICLE FIVE

                                             SUCCESSOR CORPORATION

SECTION 5.01.     Merger, Consolidation and Sale of Property..........................................       80
SECTION 5.02.     Successor Person Substituted........................................................       82

                                                  ARTICLE SIX

                                             DEFAULTS AND REMEDIES

SECTION 6.01.     Events of Default...................................................................       82
SECTION 6.02.     Acceleration of Maturity; Rescission................................................       85
SECTION 6.03.     Other Remedies......................................................................       86
SECTION 6.04.     Waiver of Past Defaults and Events of Default.......................................       86

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                                                                                                            ----
SECTION 6.05.     Control by Majority.................................................................       86
SECTION 6.06.     Limitation on Suits.................................................................       87
SECTION 6.07.     No Personal Liability of Directors, Officers, Employees and Stockholders............       87
SECTION 6.08.     Rights of Holders To Receive Payment................................................       88
SECTION 6.09.     Collection Suit by Trustee..........................................................       88
SECTION 6.10.     Trustee May File Proofs of Claim....................................................       88
SECTION 6.11.     Priorities..........................................................................       89
SECTION 6.12.     Undertaking for Costs...............................................................       89

                                                  ARTICLE SEVEN

                                                    TRUSTEE

SECTION 7.01.     Duties of Trustee...................................................................       89
SECTION 7.02.     Rights of Trustee...................................................................       91
SECTION 7.03.     Individual Rights of Trustee........................................................       92
SECTION 7.04.     Trustee's Disclaimer................................................................       92
SECTION 7.05.     Notice of Defaults..................................................................       93
SECTION 7.06.     Reports by Trustee to Holders.......................................................       93
SECTION 7.07.     Compensation and Indemnity..........................................................       93
SECTION 7.08.     Replacement of Trustee..............................................................       95
SECTION 7.09.     Successor Trustee by Consolidation, Merger, etc.....................................       96
SECTION 7.10.     Eligibility; Disqualification.......................................................       96
SECTION 7.11.     Preferential Collection of Claims Against Company...................................       96
SECTION 7.12.     Paying Agents.......................................................................       96

                                                  ARTICLE EIGHT

                                             MODIFICATION AND WAIVER

SECTION 8.01.     Without Consent of Holders..........................................................       97
SECTION 8.02.     With Consent of Holders.............................................................       97
SECTION 8.03.     Compliance with Trust Indenture Act.................................................       99
SECTION 8.04.     Revocation and Effect of Consents...................................................       99
SECTION 8.05.     Notation on or Exchange of Notes....................................................       99
SECTION 8.06.     Trustee To Sign Amendments, etc.....................................................      100

                                                  ARTICLE NINE

                                        DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.     Discharge of Liability on Notes; Defeasance.........................................      100
SECTION 9.02.     Conditions to Defeasance............................................................      102

                                                                                                            Page
                                                                                                            ----
SECTION 9.03.     Deposited Money and Government Obligations To Be Held in Trust; Other Miscellaneous
                    Provisions........................................................................      103

SECTION 9.04.     Reinstatement.......................................................................      104
SECTION 9.05.     Moneys Held by Paying Agent.........................................................      104
SECTION 9.06.     Moneys Held by Trustee..............................................................      104

                                                  ARTICLE TEN

                                      SUBSIDIARY GUARANTEE OF SECURITIES

SECTION 10.01.    Subsidiary Guarantee................................................................      105
SECTION 10.02.    Execution and Delivery of Subsidiary Guarantee......................................      106
SECTION 10.03.    Release of Subsidiary Guarantors....................................................      106
SECTION 10.04.    Waiver of Subrogation...............................................................      107
SECTION 10.05.    Notice to Trustee...................................................................      108
SECTION 10.06.    Subordination of Subsidiary Guarantee...............................................      108

                                                  ARTICLE ELEVEN

                                                   SUBORDINATION

SECTION 11.01.    Notes Subordinated to Senior Debt...................................................      108
SECTION 11.02.    Suspension of Payment When Senior Debt Is in Default................................      109
SECTION 11.03.    Obligations Subordinated to Prior Payment of All Senior Debt on Dissolution,
                    Liquidation or Reorganization of Company..........................................      111
SECTION 11.04.    Payments May Be Paid Prior to Dissolution...........................................      113
SECTION 11.05.    Holders To Be Subrogated to Rights of Holders of Senior Debt........................      113
SECTION 11.06.    Obligations of the Company Unconditional............................................      113
SECTION 11.07.    Reliance on Judicial Order or Certificate of Liquidating Agent......................      114
SECTION 11.08.    Subordination Rights Not Impaired by Acts or Omissions of the Company or
                    Holders of Senior Debt............................................................      114

SECTION 11.09.    Holders Authorize Trustee To Effectuate Subordination of Obligations................      115
SECTION 11.10.    This Article Eleven Not To Prevent Events of Default................................      116
SECTION 11.11.    Amendments or Modifications to Article Eleven.......................................      116
SECTION 11.12.    Acceleration of Notes...............................................................      116
SECTION 11.13.    Notice to Trustee; Rights of Trustee and Paying Agent...............................      116

                                                  ARTICLE TWELVE

                                                  MISCELLANEOUS

SECTION 12.01.    Trust Indenture Act Controls........................................................      117
SECTION 12.02.    Notices.............................................................................      117

                                                                                                            Page
                                                                                                            ----
SECTION 12.03.    Communications by Holders with Other Holders........................................      119
SECTION 12.04.    Certificate and Opinion as to Conditions Precedent..................................      119
SECTION 12.05.    Statements Required in Certificate and Opinion......................................      119
SECTION 12.06.    Rules by Trustee and Agents.........................................................      120
SECTION 12.07.    Legal Holidays......................................................................      120
SECTION 12.08.    Governing Law.......................................................................      120
SECTION 12.09.    No Adverse Interpretation of Other Agreements.......................................      120
SECTION 12.10.    Successors..........................................................................      120
SECTION 12.11.    Multiple Counterparts...............................................................      120
SECTION 12.12.    Table of Contents, Headings, etc....................................................      121
SECTION 12.13.    Separability........................................................................      121

                                                  EXHIBITS

Exhibit A.        Form of Note........................................................................      A-1
Exhibit B.        Form of Legend for Rule 144A Notes and Other Notes That Are Restricted Notes........      B-1
Exhibit C.        Form of Legend for Regulation S Note................................................      C-1
Exhibit D.        Form of Legend for Global Note......................................................      D-1
Exhibit E.        Form of Certificate To Be Delivered in Connection with Transfers Pursuant
                    to Regulation S...................................................................      E-1
Exhibit F.        Form of Guarantee...................................................................      F-1
Exhibit G.        Form of Certificate from Acquiring Institutional Accredited Investor................      G-1

                  INDENTURE, dated as of September 25, 2003, between QUINTILES TRANSNATIONAL CORP., a North Carolina corporation, as issuer (the "Company" or "Quintiles"), the Subsidiary Guarantors named herein and WELLS FARGO BANK MINNESOTA, N.A., a National Banking Association, as trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

                  "Acquired Debt" means Debt of a Person existing at the time such Person becomes a Restricted Subsidiary or merges or consolidates with or into the Company or a Restricted Subsidiary, or assumed in connection with the acquisition of assets from such Person and, in any case, such Debt was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such merger, consolidation or acquisition. Acquired Debt shall be deemed to be Incurred on the date the acquired Person becomes a Restricted Subsidiary or the date of such merger, consolidation or acquisition.

                  "Acquisition Corp." means Pharma Services Acquisition Corp., a North Carolina corporation.

                  "Additional Assets" means:

                  (a) any Property (other than cash, Temporary Cash Investments and securities) to be owned by the Company or a Restricted Subsidiary and used in the business of the Company or a Restricted Subsidiary in a Related Business;

                  (b) Capital Stock of a Person that is or becomes a Restricted Subsidiary upon or as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company; provided, however, that, in the case of this clause (b), such Restricted Subsidiary is primarily engaged in a Related Business; or

                  (c) (i) any Property (other than cash or Temporary Cash Investments) including securities to be owned by the Company or a Restricted Subsidiary and used in the business of the Company or a Restricted Subsidiary in a Related Business and (ii) any Capital Stock of a Person, in each case which constitutes or is acquired in connection with a Permitted PharmaBio Investment made in accordance with the other provisions of this Indenture.

                  "Additional Interest" has the meaning set forth in Exhibit A.

                  "Additional Notes" has the meaning set forth in Section 2.01.

                  "Affiliate" of any specified Person means:

                  (a)      any Person who is a director or officer of:

                           (1)      such specified Person,

                           (2)      any Subsidiary of such specified Person, or

                           (3)      any Person described in clause (b) below.

                  (b) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

                  For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.12 and 4.14 and the definition of "Additional Assets" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof. Notwithstanding the foregoing, so long as Verispan is not a Subsidiary of the Company it shall not constitute an Affiliate of the Company.

                  "Affiliate Transaction" has the meaning set forth in Section 4.14(a).

                  "Agent" means any Registrar, Paying Agent, or agent for service or notices and demands.

                  "Agent Members" has the meaning set forth in Section 2.16(a).

                  "Allocable Excess Proceeds" has the meaning set forth in
Section 4.12(d).

                  "amend" means amend, modify, supplement, restate or amend and restate, including successively; and "amending" and "amended" have correlative meanings.

                  "Asian Subsidiary Equity Offering" means a sale of Capital Stock by (i) any Subsidiary of the Company that is organized and operating primarily in India, Japan or Korea or (ii) a Non-U.S. Subsidiary of the Company that is a holding company and that has as its primary asset equity interests in a Subsidiary identified in clause (i).

                  "Asset Sale" means any sale, transfer, issuance or other disposition (or series of related sales, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

                  (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary),

                  (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary or

                  (c) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary;

other than, in the case of clause (a), (b) or (c) above,

                  (1) any disposition by the Company or a Restricted Subsidiary to the Company, a Restricted Subsidiary or any Person (if after giving effect to such transfer such other Person becomes a Restricted Subsidiary),

                  (2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by Section 4.10,

                  (3)      any disposition effected in compliance with Section
         5.01,

                  (4) any sale or other disposition of cash or Temporary Cash Investments in the ordinary course of business,

                  (5) any disposition of obsolete, worn out or permanently retired equipment or facilities or other property that is no longer used or useful in the ordinary course of the business of the Company or any Restricted Subsidiary,

                  (6) for purposes of Section 4.12, any disposition the net proceeds of which to the Company and the Restricted Subsidiaries do not exceed $5.0 million in any transaction or series of related transactions in any twelve-month period,

                  (7) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business,

                  (8) any release of intangible claims or rights in connection with the loss or settlement of a bona fide lawsuit, dispute or other controversy,

                  (9) any sale or disposition deemed to occur in connection with creating or granting any Liens not prohibited by the Indenture,

                  (10) the surrender or waiver of contract rights or the settlement, release, surrender of contract, tort or other claims of any kind,

                  (11) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, and

                  (12) any sale or exchange of equipment in connection with the purchase or other acquisition of equipment of substantially equivalent or greater Fair Market Value and which is usable in a Related Business.

                  "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

                  (a) the sum of the products of (1) the number of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by (2) the amount of such payment by

                  (b)      the sum of all such payments.

                  "Bankruptcy Law" means Title 11, United States Code, or any similar U.S. Federal or state law.

                  "Bioglan" means Bioglan Pharmaceuticals Company, a North Carolina corporation.

                  "Board of Directors" means, with respect to any Person, the board of directors, or any equivalent management entity, of such Person or any committee thereof duly authorized to act on behalf of such board.

                  "Board Resolution" means, with respect to any Person, a copy of a resolution of such Person's Board of Directors, certified by the Secretary or an Assistant Secretary, or an equivalent officer, of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized or required by law to close.

                  "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of

Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.11, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

                  "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest prior to conversion or exchange.

                  "Capital Stock Sale Proceeds" means the aggregate cash proceeds or Fair Market Value of Property (other than Debt received) received by the Company from the issuance or sale (other than to a Restricted Subsidiary or to an employee stock ownership plan or trust established by the Company or a Restricted Subsidiary for the benefit of its employees and except to the extent that any purchase made pursuant to such issuance or sale is financed by the Company or a Restricted Subsidiary) by the Company of its Capital Stock (including upon the exercise of options, warrants or rights) (other than Disqualified Stock) or warrants, options or rights to purchase its Capital Stock (other than Disqualified Stock) after the Issue Date (other than in connection with the Merger), net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Change of Control" means the occurrence of any of the following events:

                  (1) prior to a Public Equity Offering, the Permitted Holders cease to "beneficially own" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, a majority in the aggregate of the total voting power of the Voting Stock of Holding or the Company, whether as a result of issuance of securities of Holding or the Company, any merger, consolidation, liquidation or dissolution of Holding or the Company, or any direct or indirect transfer of securities by Holding, the Company or otherwise (for purposes of this clause (1), the Permitted Holders shall be deemed to beneficially own any Voting Stock of a Person (the "specified person") held by any other Person (the "other entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the other entity);

                  (2) following a Public Equity Offering, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, that beneficially owns (as defined in clause (1) above, except that for purposes of this clause (2) such person shall be deemed to "beneficially own" all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, more than 40% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designated for election of a majority of the Board of Directors of the Company (for the purposes of this clause (2), such other person shall be deemed to beneficially own any Voting Stock of a specified person held by a parent entity, if such other person beneficially owns (as defined in this clause (2)), directly or indirectly, more than 40% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for electing a majority of the Board of Directors of such parent entity);

                  (3) individuals who after the first board meeting following a Public Equity Offering constituted the Board of Directors of Holding together with any new directors whose election by such Board of Directors of Holding or whose nomination for election by such shareholders of Holding was approved or nominated by a vote of a majority of the directors of Holding at the beginning of such period, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board of Directors of the Company and Holding then in office;

                  (4) the adoption of a plan relating to the liquidation or dissolution of the Company; or

                  (5) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than (i) a transaction in which the survivor or transferee is a Person that is controlled by the Permitted Holders or (ii) a transaction following which (A) in the case of a merger or consolidation transaction, Holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

                  "Change of Control Offer" has the meaning set forth in Section 4.08(a).

                  "Change of Control Payment Date" has the meaning set forth in
Section 4.08(b).

                  "Change of Control Purchase Price" has the meaning set forth in Section 4.08(a).

                  "Commission" means the U.S. Securities and Exchange
Commission.

                  "Commodity Price Protection Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

                  "Company" or "Quintiles" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article Five and thereafter means the successor.

                  "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus in each case, without duplication:

                  (a) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income;

                  (b) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income;

                  (c) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and non-cash reduction of revenues received in connection with Permitted PharmaBio Investments of such Person and its Restricted Subsidiaries for such period, to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income;

                  (d) expenses or charges relating to the refinancing or repayment of Debt, including the write-off of deferred refinancing costs and any premiums relating to such refinancing or repayment of such Person, to the extent such charges were deducted in computing such Consolidated Net Income; and

                  (e) any non-cash charges reducing Consolidated Net Income for such period (excluding any such non-cash charge to the extent that it represents an accrual of or a reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period); minus any non-cash items increasing Consolidated Net Income for such period (without duplication, excluding any reversal of a reserve for cash expense, if the establishment of such reserve had previously decreased Consolidated Net Income).

                  "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

                  (1) the aggregate of the net interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation: (a) any amortization of debt discount; (b) the net costs under Interest Rate Agreements; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation, but excluding amortization of deferred financing costs; and

                  (2) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" means for any Person, for any period, the consolidated net income (loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis prior to any adjustment to net income for any preferred stock (other than Disqualified Stock) as determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

                  (a) the net income (or loss) of any Person in which the Person in question or any of its Restricted Subsidiaries has less than a 100% interest (as long as the net income (or loss) of such Person is not required to be consolidated into the net income of the Person in question in accordance with GAAP) except for the amount of dividends or distributions paid to the Person in question or to such Subsidiary;

                  (b) the net income (or loss) of any Restricted Subsidiary of the Person in question that is subject to any contractual restriction or limitation or legal prohibition on the payment of dividends and the making of other distributions (other than, if applicable, pursuant to the Notes, this Indenture or the Credit Agreement) to the extent of such restriction, limitation or prohibition;

                  (c) any net gain or loss realized upon the sale or other disposition of any Property of such Person or any of its consolidated Subsidiaries (including pursuant to any sale and leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gains and losses attributable to discontinued operations; provided, however, that any net gain or loss realized upon the sale or other disposition of Permitted PharmaBio Investments shall be included in such Consolidated Net Income whether or not disposed of in the ordinary course of business;

                  (d)      any net after-tax extraordinary gain or loss;

                  (e) the cumulative effect of a change in accounting principles;

                  (f) any non-cash compensation expense realized for grants of stock appreciation or similar rights, stock options, Capital Stock or other rights to officers, directors and employees of such Person or a Subsidiary of such Person, provided that such rights (if redeemable), options or other rights can be redeemed at the option of the Holder only for Capital Stock of such Person (other than Disqualified Stock) or Capital Stock of a direct or indirect parent of such Person;

                  (g) to the extent non-cash, any unusual, non-operating or non-recurring gain or loss (including to the extent related to the Merger);

                  (h) expenses or charges (whether cash or non-cash) related to the Merger (including legal, accounting and debt issuance costs) and any restructuring related thereto, including any refunding or refinancing expenses related to Debt repaid or refinanced; and

                  (i) gains or losses due to fluctuations in currency values and the related tax effect.

                  For purposes of calculating Consolidated Net Income in any period, purchase price allocation adjustments to the balance sheet and any amortization or purchase price allocation adjustments, in each case, related to the Merger shall be excluded and as such considered to be zero.

                  Notwithstanding the foregoing, to avoid duplication, for purposes of Section 4.10 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under subsection (3)(iv) thereof.

                  "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 213 Court Street, Middletown, CT 06457, Attention: Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

                  "Covenant Defeasance" has the meaning set forth in Section 9.01(b).

                  "CPI Increase Amount" means with respect to any calendar year an amount equal to the Management Payment permitted to be paid pursuant to
Section 4.10 hereof for the prior calendar year times the percentage of the increase from such preceding calendar year in the Urban Wage Earners and Clerical Workers Consumer Price Index for the New York Metropolitan Area, such amount to be calculated in March of each year, beginning in March 2005.

                  "Credit Agreement" means the Credit Agreement, dated as of the Issue Date, among Holding, Pharma Services Intermediate Holding Corp., the Company and the lenders party thereto in their capacities as lenders thereunder and Citicorp North America, Inc., as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified (including to increase the amount of available borrowings thereunder or to add Restricted Subsidiaries as additional borrowers or guarantors thereunder) from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the Debt under such agreement, or any successor or replacement agreement, and whether by the same or any other agent, lender or group of lenders.

                  "Credit Facility" means the Credit Agreement and one or more debt or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, or other forms of guarantees or assurances that one or more times refinances, replaces, supplements, modifies or amends such credit facility (including increasing the amount of available borrowings thereunder or adding obligors as additional borrowers or guarantors thereunder) all or any portion of the Debt under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders).

                  "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, currency option, synthetic cap or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

                  "Custodian" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  "Cymbalta Investment" means an Investment by the Company in an amount not to exceed $40.0 million pursuant to an agreement dated July 18, 2002 between the Company and Lilly to support the commercialization efforts for a drug named Cymbalta(TM).

                  "Debt" means, with respect to any Person on any date of determination (without duplication):

                  (a) the principal of and premium (if any, but only in the event such premium has become due) in respect of:

                           (1)      debt of such Person for borrowed money, and

                           (2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

                  (b)      all Capital Lease Obligations of such Person;

                  (c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable for goods and services arising in the ordinary course of business);

                  (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit, performance bonds or surety bonds securing obligations (other than obligations described in (a) through (c) above) provided in the ordinary course of business of such Person to the extent such letters of credit and bonds are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the 30th Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit or bond);

                  (e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person that is not a Subsidiary Guarantor, any Preferred Stock (measured, in each case, at the greatest of its voluntary or involuntary maximum fixed repurchase price or liquidation value on the date of the determination but excluding, in each case, any accrued dividends for any current period not yet payable);

                  (f) all obligations of other Persons of the type referred to in clauses (a) through (e) above, and all accrued dividends of other Persons currently payable, the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

                  (g)      all obligations of the type referred to in clauses
         (a) through (f) above of other Persons, the payment of which is secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property or the amount of the obligation so secured; and

                  (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person and all obligations under Interest Rate Agreements.

                  The amount of Debt of any Person at any date shall be the amount necessary to extinguish in full as of such date the outstanding balance at such date of all unconditional obligations as described above including, without limitation, all interest that has been capitalized, and without giving effect to any call premiums in respect thereof. The amount of Debt represented by a Hedging Obligation shall be equal to:

                  (1) zero if such Hedging Obligation has been Incurred pursuant to Section 4.09(b)(6),(7) or (8), or

                  (2) the marked-to-market value of such Hedging Obligation to the counterparty thereof if not Incurred pursuant to such clauses.

                  For purposes of this definition, the maximum fixed repurchase price of any Preferred Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Preferred Stock as if such Preferred Stock were purchased on any date on which Debt will be required to be determined pursuant to this Indenture at its Fair Market Value if such price is based upon, or measured by, the fair market value of such Preferred Stock determined in good faith by the Board of Directors of the Company; provided, however, that if such Preferred Stock is not then permitted in accordance with the terms of such Preferred Stock to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Preferred Stock as reflected in the most recent financial statements of such Person.

                  Notwithstanding the foregoing, Debt shall not (i) mean obligations to provide services, including without limitation, the provisions of sales force personnel and related expenses, arising pursuant to agreements entered into in connection with Permitted PharmaBio Investments, so long as such obligations are expected to be treated as expenses (and not capitalized) on the income statement of such Person and (ii) include unearned income to the extent it relates to the receipt of cash in the ordinary course of business in respect of revenues that have not been recognized on such Person's income statement.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

                  "Designated Senior Debt" means:

                  (1)      the Debt under the Credit Agreement; and

                  (2) any other Senior Debt of the Company that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Debt as "Designated Senior Debt" for purposes of this Indenture; provided that the Company shall so advise the Trustee.

                  "DG Equity Rollover Agreement" means the rollover agreement, dated as of August 28, 2003, by and among Holding, Dr. Dennis B. Gillings, Joan
H. Gillings, Susan Ashley Gillings, the Gillings Family Foundation, the Gillings Family Limited Partnership and the GFEF Limited Partnership.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or upon the happening of an event:

                  (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

                  (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

                  (c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the 91st day after the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders the right to require the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to the 91st day after the Stated Maturity of the Notes shall not constitute Disqualified Stock if the Change of Control provisions applicable to such Disqualified Stock are no more favorable to the holders of such Disqualified Stock than the provisions of this Indenture with respect to a Change of Control and such Disqualified Stock specifically provides that the issuer thereof will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's completing a Change of Control Offer.

                  "Event of Default" has the meaning set forth in Section 6.01.

                  "Excess Proceeds" has the meaning set forth in Section
4.12(d).

                  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

                  "Exchange Offer" has the meaning set forth in Section 8 of Exhibit A.

                  "Exchange Securities" has the meaning provided in the Registration Rights Agreement.

                  "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

                  (a) if such Property has a Fair Market Value equal to or less than $10 million, by any Officer of the Company, or

                  (b) if such Property has a Fair Market Value in excess of $10 million, by a majority of the Board of Directors of the Company and evidenced by a Board Resolution.

                  "Fee Agreement" shall mean the Fee Agreement, dated August 28, 2003, among Holding, OEP and Dennis B. Gillings, governing the payment by Holding of OEP's and Dennis B. Gillings' and their respective affiliates' fees and expenses related to the Merger.

                  "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Pro Forma Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period.

                  "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

                  (a) the Pro forma Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period whether paid or accrued, determined in accordance with GAAP;

                  (b) all commissions, discounts and other fees and charges Incurred in respect of letters of credit or bankers' acceptance financings, determined in accordance with GAAP, and net payments or receipts (if any) pursuant to Hedging Obligations to the extent such Hedging Obligations related to Debt that is not itself a Hedging Obligation;

                  (c) any interest expense on Debt of any Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon);

                  (d) amortization or write-off of Debt discount in connection with any Debt of such Person and any Restricted Subsidiary, on a consolidated basis in accordance with GAAP; and

                  (e) the product of (a) all dividend payments (other than any payments to the referent Person or any of its Restricted Subsidiaries and any dividends payable in the form of Capital Stock) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries, times (b) (x) if the dividends are not deductible for income tax purposes based on the law in effect at the time of payment, a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP as estimated by the chief financial officer of such Person in good faith or (y) if such dividends are deductible by such Person for income tax purposes based on law in effect at the time of payment, one.

                  "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date.

                  "Global Notes" has the meaning set forth in Section 2.16(a).

                  "Government Obligations" means any security issued or guaranteed as to principal or interest by the United States, or by a Person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to the authority granted by the Congress of the United States or any certificate of deposit for any of the foregoing.

                  "guarantee" or "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

                  (a) to purchase or pay (or advance or supply funds for the purchase or payment of) Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

                  (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "guarantee" or "Guarantee" shall not include:

                  (1) endorsements for collection or deposit in the ordinary course of business, or

                  (2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a "Permitted Investment."

                  The term "guarantee" or "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

                  "Guarantor Senior Debt" has the meaning set forth in Section 11.08.

                  "Hedging Obligations" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

                  "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Note register.

                  "Holding" means Pharma Services Holding, Inc., a Delaware corporation, so long as it is the direct or indirect parent of Quintiles.

                  "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or (if earlier) the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP or the application thereof that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that amortization of debt discount, accrual or capitalization of dividends and interest, including the accrual of deferred accrued interest, the accretion of principal, and the payment of interest or dividends in the form of additional securities shall not, in any such case, be deemed to be the Incurrence of Debt; provided that in the case of Debt or Preferred Stock sold at a discount or for which interest or dividends are capitalized or accrued or accreted, the amount of such Debt or outstanding Preferred Stock Incurred shall at all times be the then current accreted value or shall include all capitalized interest.

                  "Indenture" means this Indenture as amended, restated or supplemented from time to time.

                  "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of national standing or any third party appraiser or recognized expert with experience in appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required, provided that such firm or appraiser is not an Affiliate of the Company.

                  "Initial Purchasers" means Citigroup Global Markets Inc., ABN AMRO Incorporated and Banc One Capital Markets, Inc.

                  "interest" means, with respect to the Notes, interest and Additional Interest.

                  "Interest Payment Date" means April 1 and October 1 of each year.

                  "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate option agreement, interest rate future agreement or other similar agreement designed to protect against fluctuations in interest rates.

                  "Investment" by any Person means any loan, advance or other extension of credit (other than advances or extensions of credit and receivables in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person or acquired as part of the assets acquired in connection with an acquisition of assets otherwise permitted by this Indenture and also excluding advances to officers and employees in the ordinary course of business) or capital contribution (by means of transfers of cash or other Property to others) or payments for Property or services for the account or use of others (other than expenses Incurred in the ordinary course of business, including without limitation, the provisions of sales force personnel and related expenses or as required pursuant to agreements entered into in connection with Permitted PharmaBio Investments so long as such items are expected to be treated as expenses (and not capitalized) on the income statement of such Person) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, or the making of upfront, milestone, marketing or other similar payment by any Person to any other Person in connection with the Person's obtaining a right to receive royalty or other payments in the future. "Investment" shall include the Fair Market Value of the Investment of (A) a Restricted Subsidiary in any Person at the time such Restricted Subsidiary becomes a Restricted Subsidiary of the Company and (B) the Company and a Restricted Subsidiary in any Subsidiary of the Company at the time that any such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Company or such Restricted Subsidiary, as the case may be, shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary (proportionate to its equity interest in such Subsidiary) of an amount (if positive) equal to:

                  (a) its "Investment" in such Subsidiary at the time of such redesignation, less

                  (b) the portion (proportionate to its equity interest in such Subsidiary) of the Fair Market Value of its Investment in such Subsidiary at the time of such redesignation.

                  In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

                  "Investment Grade Ratings" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

                  "Investor Stockholder" means OEP, TPG and Temasek.

                  "Issue Date" means the date on which the Notes are initially issued (exclusive of any Additional Notes).

                  "Legal Defeasance" has the meaning set forth in Section
9.01(b).

                  "Legal Holiday" has the meaning set forth in Section 12.07.

                  "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any sale and leaseback transaction).

                  "Management Agreements" means (i) the consulting agreement, dated as of September 25, 2003, by and between OEP, GF Management Company, LLC, TPG GenPar III L.P., Holding and Perseus-Soros Management LLC, and (ii) the consulting agreement, dated as of September 25, 2003, by and between Cassia Fund Management Pte Ltd. and Holding, in each case as in effect on the Issue Date.

                  "Management Payment" shall have the meaning set forth in
Section 4.10(b)(12).

                  "Maturity Date" when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.

                  "Merger" means the consummation of the merger of Acquisition Corp. with and into Quintiles to occur in accordance with the terms of the Merger Agreement and the transactions related thereto.

                  "Merger Agreement" means the Agreement and Plan of Merger among Quintiles, Holding and Acquisition Corp., dated as of April 10, 2003, as amended as of August 18, 2003, as in effect on the Issue Date.

                  "Merger Date" means the date on which the Merger is consummated and becomes effective in accordance with the Merger Agreement and the laws of the State of North Carolina.

                  "Moody's" means Moody's Investor Services, Inc. or any successor rating agency.

                  "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only, in each case, as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations or liabilities relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

                  (a) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all U.S. Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale,

                  (b) all payments made on any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale,

                  (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale,

                  (d) brokerage commissions and other reasonable fees and expenses (including, without limitation, any severance, pension or shutdown cost and fees and expenses of counsel, accountants, investment bankers and other financial advisors or consultants) related to such Asset Sale, and

                  (e) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities relating to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and any deductions relating to escrowed amounts.

                  "Non-payment Default" has the meaning set forth in Section 11.02(a).

                  "Non-Recourse Debt" means Debt

                  (a) as to which neither the Company nor any Restricted Subsidiary provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Debt) or is directly or indirectly liable (as a guarantor or otherwise) or as to which there is any recourse to the assets of the Company or any Restricted Subsidiary; and

                  (b) no default with respect to which (including any rights that the Holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or any Restricted Subsidiary to declare a default under such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity.

                  "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

                  "Non-U.S. Subsidiary" means any Restricted Subsidiary of the Company that is or becomes organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

                  "Notes" means the 10% Senior Subordinated Notes due 2013 issued by the Company, including, without limitation, the Exchange Securities, treated as a single class of securities, as amended from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

                  "Notice of Default" shall have the meaning set forth in
Section 6.01.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt, including any guarantees thereof, and in all cases whether direct or indirect, absolute or contingent, now outstanding or hereafter created, assumed or incurred and including, without limitation, interest accruing subsequent to the filing of a petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceedings at the rate provided in the relevant documentation, whether or not an allowed claim, and any obligation to redeem or defease any of the foregoing.

                  "OEP" means One Equity Partners LLC.

                  "OEP Subscription Agreement" means the subscription agreement dated as of August 28, 2003 between OEP and Holding.

                  "Offer Amount" has the meaning set forth in Section 4.12(f).

                  "Offer Period" has the meaning set forth in Section 4.12(f).

                  "Offering Memorandum" means the offering memorandum dated September 12, 2003 relating to the offering of Notes on the Issue Date.

                  "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President, the Treasurer or the Secretary of the specified Person.

                  "Officers' Certificate" means a certificate signed by an Officer of the specified Person and delivered to the Trustee.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, a Subsidiary Guarantor or the Trustee.

                  "Paying Agent" has the meaning set forth in Section 2.04.

                  "Payment Blockage Notice" has the meaning set forth in Section 11.02(a).

                  "Payment Blockage Period" has the meaning set forth in Section 11.02(a).

                  "Payment Default" means any default which occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, premium, if any, or interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Designated Senior Debt (including, without limitation, guarantees of the foregoing items which constitute such Senior
Debt).

                  "Permitted Asset Swap" means any transfer of a Permitted PharmaBio Investment by the Company or any of its Restricted Subsidiaries in which the consideration received by the transferor is another Permitted PharmaBio Investment; provided that the aggregate Fair Market Value at the time of the consummation of the Permitted Asset Swap (as determined in good faith by the Board of Directors of the Company) of the Permitted PharmaBio Investment being transferred by the Company or such Restricted Subsidiary is not greater than the aggregate Fair Market Value at the time of the consummation of the Permitted Asset Swap (as determined in good faith by the Board of Directors of the Company) of the Permitted PharmaBio Investment received by the Company or such Restricted Subsidiary in such exchange; and provided, further, that, with respect to any transaction or series of related transactions that constitute a Permitted Asset Swap with an aggregate Fair Market Value in excess of $50.0 million, the Company, prior to consummation thereof, shall be required to obtain a written opinion from an Independent Financial Advisor to the effect that such transaction or series of related transactions are fair, from a financial point of view, to the Company or such Restricted Subsidiary, taken as a whole.

                  "Permitted Debt" has the meaning set forth in Section 4.09(b).

                  "Permitted Holders" means Dr. Dennis B. Gillings, the Gillings Family Limited Partnership, the GFEF Limited Partnership, GF Management Company, LLC, the Gillings Family Foundation, OEP, Temasek and TPG and each of such Persons' Affiliates and Permitted Transferees.

                  "Permitted Investment" means any Investment by the Company or a Restricted Subsidiary in:

                  (a) the Company, any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, or that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary; provided that the primary business of such Restricted Subsidiary is a Related Business, including, without limitation, the Merger and the transactions contemplated thereby;

                  (b)      cash or Temporary Cash Investments;

                  (c) receivables owing to the Company or a Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

                  (d) payroll, travel, commission and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (e) loans and advances, including a program to provide such loans and advances, to employees, directors and consultants either made in the ordinary course of business consistent with past practices or as approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be; provided that such loans and advances do not exceed $8.0 million at any one time outstanding;

                  (f) stock, obligations or other securities received in settlement or good faith compromise of debts owing to the Company or a Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

                  (g) any Person to the extent such Investment represents non-cash consideration received in connection with an asset sale, including an Asset Sale or a Permitted Asset Swap consummated in compliance with Section 4.12 hereof;

                  (h)      the Notes and, if issued, any Additional Note;

                  (i) Interest Rate Agreements, Currency Exchange Protection Agreements, Hedging Obligations and Commodity Price Protection Agreement, in each case permitted under Section 4.09 hereof;

                  (j) existence on the Issue Date and any Investment that replaces, refinances or refunds such an Investment, provided that the new Investment is in an amount that does not exceed that amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded;

                  (k) prepaid expenses, negotiable instruments held for deposit or collection and lease, utility and worker's compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

                  (l) Investments, the consideration for which consists solely of Capital Stock of the Company;

                  (m) other Investments that do not exceed $50.0 million outstanding at any one time in the aggregate (with the amount of each Investment being measured as of the time made and without giving effect to subsequent changes in value);

                  (n) Investments in a Related Business that do not exceed $100.0 million outstanding at any one time in the aggregate (with the amount of each Investment being measured as of the time made and without giving effect to subsequent changes in value);

                  (o) any Person where such Investment was acquired by the Company or any Restricted Subsidiary (1) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (2) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or such other transfer of title with respect to any secured Investment in default;

                  (p) negotiable instruments held for deposit or collection in the ordinary course of business;

                  (q) guarantees by the Company or a Restricted Subsidiary of Debt otherwise permitted to be Incurred by the Company or a Restricted Subsidiary under this Indenture and the creation of Liens on the assets of the Company or a Restricted Subsidiary in compliance with
         Section 4.11 hereof;

                  (r)      the Cymbalta Investment; and

                  (s) Permitted PharmaBio Investments in an amount not to exceed at any one time outstanding the net reduction in Permitted PharmaBio Investments (with the amount of each Permitted PharmaBio Investment being measured as of the time made and without giving effect to subsequent changes in value) in existence on the Issue Date resulting from dividends, repayments of loans or advances, return of capital or other transfers, sales or liquidations of Property or any other disposition or repayment of such Permitted PharmaBio Investments, in each case to the Company or any Restricted Subsidiary from any Person (other than the Company or a Restricted Subsidiary), less the cost of the disposition of such Permitted PharmaBio Investments.

                  "Permitted Liens" means:

                  (a)      Liens securing the Notes and the Subsidiary
         Guarantees;

                  (b) Liens securing Debt permitted to be Incurred under clause (b)(3) of Section 4.09 hereof; provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

                  (c) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings; provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

                  (d) Liens imposed by law or regulation, such as statutory Liens or landlords', carriers', warehousemen's and mechanics' Liens, Liens in favor of customs or revenue authorities and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings or Liens arising solely by virtue of any statutory or common law provisions relating to customs, duties, bankers' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;

                  (e) Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance bids, trade contracts, letters of credit, bankers' acceptances, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a customary manner, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

                  (f) Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided, further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

                  (g) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct or, prior to such time, indirect Subsidiary of such Person; provided, further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary;

                  (h) pledges or deposits by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

                  (i) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

                  (j) any provision for the retention of title to any Property by the vendor or transferor of such Property which Property is acquired by the Company or a Restricted Subsidiary in a transaction entered into in the ordinary course of business of the Company or a Restricted Subsidiary and for which kind of transaction it is normal market practice for such retention of title provision to be included;

                  (k) Liens arising by means of any judgment, decree or order of any court, to the extent not otherwise resulting in an Event of Default, and any Liens that are customarily required to protect or enforce rights in any administrative, arbitration or other court proceedings in the ordinary course of business;

                  (l) Liens on and pledges of the Capital Stock of any Unrestricted Subsidiary to secure Debt of that Unrestricted Subsidiary;

                  (m) (1) mortgages, Liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary has easement rights or on any real property leased by the Company or any Restricted Subsidiary or similar agreements relating thereto and (2) any condemnation or eminent domain proceedings or compulsory purchase order affecting real property;

                  (n)      Liens existing on the Issue Date;

                  (o)      Liens in favor of the Company or any Restricted
         Subsidiary;

                  (p) Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing of Debt, in whole or in part, secured by any Lien described in the foregoing clause (a), (f),
         (g) or (n); provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured the Debt being Refinanced;

                  (q) Liens on Permitted PharmaBio Investments consisting of call rights, purchase options, transfer restrictions or other similar Liens imposed in connection therewith;

                  (r) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; and

                  (s) Liens in the form of licenses, leases or subleases granted or created by the Company or any Restricted Subsidiary, which licenses, leases or subleases do not interfere, individually or in the aggregate, in any material respect with the business of the Company or such Restricted Subsidiary or individually or in the aggregate materially impair the use (for its intended purpose) or the value of the Property subject thereto.

                  "Permitted PharmaBio Investments" means the Investments by the Company or any Restricted Subsidiary in any Person (including Bioglan but excluding any other Subsidiary) that is involved in the development and production of pharmaceutical products, or in other lines of business within the pharmaceutical services or biotechnology industry or related or complementary businesses in the healthcare industry including without limitation biotechnology consumer marketing and information technology, pharmaco-economics consulting and pharmaco-genomics.

                  "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, that is Incurred in accordance with Section 4.09(a) hereof or that is Incurred under clause (b)(2), (3), (5), (14), or previously Incurred under clause (b)(16) of the definition of "Permitted Debt," including any successive Refinancings, so long as:

                  (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

                           (1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) and any accrued but unpaid interest then outstanding of the Debt being Refinanced, and

                           (2) an amount necessary to pay any fees and expenses, including premiums, tender and defeasance costs, related to such Refinancing,

                  (b) in the case of the Refinancing of term Debt, the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

                  (c) in the case of the Refinancing of term Debt, the final Stated Maturity of the Debt being Incurred is no earlier than the final Stated Maturity of the Debt being Refinanced, and

                  (d) in the case of the Refinancing of Debt of the Company or a Subsidiary Guarantor:

                           (1) the new Debt shall be issued by the same issuer of the Debt being Refinanced or by the Company; and

                           (2) if the Debt being Refinanced constitutes Subordinated Obligations of the Company or a Subsidiary Guarantor, the new Debt shall be subordinated to the Notes or the relevant Subsidiary Guarantee, as applicable, at least to the same extent as the Subordinated Obligations;

provided, however, that Permitted Refinancing Debt shall not include:

                  (x) Debt of a Restricted Subsidiary (other than a Subsidiary Guarantor) that Refinances Debt of the Company or a Subsidiary Guarantor, or

                  (y) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

                  "Permitted Transferee" means (i) with respect to any Permitted Holder who is a natural person, (A) such Person's estate, spouse, heirs, ancestors, lineal descendants (including by adoption and stepchildren, and the lineal descendants thereof), legatees, legal representatives or trustees of a bona fide trust of which one or more of the foregoing or such Permitted Holder is or are the controlling trustees, principal beneficiaries or grantors thereof, whether through the ownership of voting securities, by contract or otherwise, and (B) any entity controlled, directly or indirectly, by any Persons referred to in the preceding clause (A) and (ii) with respect to any Investor Stockholder, (A) any other Investor Stockholder or any of their Permitted Transferees, (B) any director, officer or general partner, limited partner, manager, member or Affiliate of any Investor Stockholder or any of their Permitted Transferees, or (C) any director, officer, general partner or limited partner of any Affiliate of any Investor Stockholder or any of their Permitted Transferees.

                  "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Physical Notes" means certificated Notes in registered form in substantially the form set forth in Exhibit A.

                  "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

                  "Prepayment Offer" has the meaning set forth in Section
4.12(d).

                  "Private Placement Legend" means the legend initially set forth on the Rule 144A Notes and Other Notes that are Restricted Notes in the form set forth in Exhibit B.

                  "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with the terms of this Indenture and (to the extent not conflicting with such terms) Article 11 of Regulation S-X promulgated under the Securities Act (as in effect on the Issue Date).

                  "Pro Forma Consolidated EBITDA" means, for any Person for any period, the Consolidated EBITDA of such Person on a pro forma basis; provided that if, since the beginning of the relevant period,

                  1. (x) any Person was designated as an Unrestricted Subsidiary or redesignated as or otherwise became a Restricted Subsidiary, such event shall be deemed to have occurred on the first day of the applicable reference period, or (y) any Person that subsequently became a Restricted Subsidiary or was merged with or into such Person or any Restricted Subsidiary since the beginning of the period shall have made any Investment in any Person or made any acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then in each case, Pro Forma Consolidated EBITDA shall be calculated giving pro forma effect thereto for such period as if such designation, Investment, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable reference period; and

                  2. in the event that pro forma effect is being given to any Repayment of Debt, Pro Forma Consolidated EBITDA for such period shall be calculated as if such Person or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt.

                  "Pro Forma Consolidated Interest Expense" means, with respect to any period, Consolidated Interest Expense adjusted (without duplication) to give pro forma effect to any Incurrence of Debt that remains outstanding at the end of the period or any Repayment of Debt since the beginning of the relevant period as if such Incurrence or Repayment had occurred on the first day of such period.

                  If any Debt bears a floating or fluctuating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating or fluctuating rate of interest on the date of determination were in effect for the whole period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement had when entered into a term of at least 12 months or, if shorter, the term of the Debt). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Debt of such Restricted Subsidiary shall be deemed to have been repaid during such period to the extent the Company and the continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

                  "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

                  "Public Equity Offering" means an underwritten public offering of common stock of the Company or Holding after the Issue Date, pursuant to an effective registration statement filed under the Securities Act.

                  "Purchase Date" has the meaning set forth in Section 4.12(e).

                  "Purchase Money Debt" means Debt:

                  (a) consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed, and

                  (b) Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of such Property, including additions and improvements thereto;

provided, however, that such Debt is Incurred within 180 days after the acquisition, completion of the construction, addition or improvement or lease of such Property by the Company or such Restricted Subsidiary.

                  "Qualified Equity Offering" means any public or private offering for cash of Capital Stock (other than Disqualified Stock) of the Company other than (i) public offerings of Capital Stock registered on Form S-8 or (ii) other issuances upon the exercise of options of employees of Holding or any of its Subsidiaries.

                  "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

                  "Redemption Date" when used with respect to any Note to be redeemed pursuant to paragraph 5 of the Notes means the date fixed for such redemption pursuant to the terms of the Notes.

                  "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Registrar" has the meaning set forth in Section 2.04.

                  "Registration Rights Agreement" means the registration rights agreement, dated the Issue Date, among Quintiles, the Subsidiary Guarantors and the Initial Purchasers and any future registration rights agreement entered into in connection with the issuance of the Additional Notes provided for, inter alia, the exchange of Exchange Notes for such Additional Notes.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Regulation S Global Note" has the meaning set forth in
Section 2.16(a).

                  "Regulation S Notes" has the meaning set forth in Section
2.02.

                  "Related Business" means any business that is the same as or related, ancillary, incidental or complementary to the business of the Company on the Issue Date or any reasonable extension, development or expansion of the business of the Company, including the Permitted PharmaBio Investments.

                  "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt with the effect that the Debt is no longer an obligation of the Person who had Incurred such Debt or any of its Restricted Subsidiaries. "Repayment" and "Repaid" shall have correlative meanings. For purposes of Section 4.12 and the definition of "Fixed Charge Coverage Ratio," Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

                  "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

                  "Required Filing Dates" has the meaning set forth in Section 4.17.

                  "Required Rating Agencies" means both Moody's and S&P or their respective successors; provided that if either Moody's or S&P (or their respective successors) is no longer conducting business or is no longer rating companies in the pharmaceutical and biotechnological industries generally, then "Required Rating Agencies" means either Moody's or S&P (or their respective successors), as applicable.

                  "Responsible Officer" shall mean, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee including any vice president, assistant vice president or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, and to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Restricted Global Notes" has the meaning set forth in Section 2.16(a).

                  "Restricted Payment" means:

                  (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid by the Company or any Restricted Subsidiary on or with respect to any shares of its Capital Stock except for (i) any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or (ii) any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company or a

         Restricted Subsidiary or in options, warrants or other rights to acquire shares of Capital Stock (other than Disqualified Stock) of the Company;

                  (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transactions) or securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock) ; provided that, notwithstanding anything in this definition to the contrary, the purchase, repurchase, redemption, acquisition or retirement for value of any Disqualified Stock of the Company or any Restricted Subsidiary at its scheduled mandatory redemption date shall only constitute a Restricted Payment to the extent (and only to the extent) that the issuance of such Disqualified Stock increased the amount available for Restricted Payments pursuant to Section 4.10(a)(3)(iii);

                  (c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition);

                  (d) any Investment (other than Permitted Investments and Guarantees by Restricted Subsidiaries of Debt Incurred pursuant to
         Section 4.09) in any Person; or

                  (e) the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person (other than the Company or another Restricted Subsidiary) if the result thereof is that such Restricted Subsidiary shall cease to be a Subsidiary of the Company, in which event the amount of such "Restricted Payment" shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by the Company or the Restricted Subsidiaries to the extent not a Permitted Investment under clause (g) of the definition of "Permitted Investment."

                  "Restricted Note" has the same meaning as "Restricted Security" set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

                  "Restricted Subsidiary" means each Subsidiary of the Company as of the Issue Date and thereafter unless such Subsidiary is designated an Unrestricted Subsidiary in accordance with the provisions of this Indenture.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Rule 144A Notes" has the meaning set forth in Section 2.02.

                  "S&P" means Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc., or any successor rating agency.

                  "Securities Act" means the U.S. Securities Act of 1933, as amended.

                  "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Debt of the Company or a Subsidiary Guarantor, as the case may be, whether outstanding on the Issue Date or thereafter created, Incurred or assumed and any amendments, renewals, modifications, extensions, refinancings and refundings of such Debt, unless, in the case of any particular Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt shall be subordinated in right of payment to any other Debt of such Person. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on and all other amounts owing in respect of:

                  (1) all monetary obligations (including Guarantees thereof) of every nature of the Company or a Subsidiary Guarantor under the Credit Facility, including, without limitation, obligations (including Guarantees) to pay principal, premium (if any), any interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

                  (2) all obligations under Interest Rate Agreements (including Guarantees thereof);

                  (3) all obligations under Currency Exchange Protection Agreements (including Guarantees thereof); and

                  (4) all obligations under Commodity Price Protection Agreements (including Guarantees thereof) in each case whether outstanding on the Issue Date or thereafter Incurred.

Notwithstanding the foregoing, "Senior Debt" shall not include:

                  (1) any Debt of the Company to a Subsidiary of the Company or any Debt of a Subsidiary Guarantor to the Company or another Subsidiary of the Company;

                  (2) any Debt to, or guaranteed on behalf of, any director, officer or employee, in such capacities of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation);

                  (3) Debt to trade creditors and other amounts Incurred (but not under the Credit Facility) in connection with obtaining goods, materials or services including, without limitation, accounts payable;

                  (4) obligations in respect of any Capital Stock, including Disqualified Stock;

                  (5) any liability for federal, state, local or other taxes owed or owing by the Company or any Subsidiary Guarantor;

                  (6) that portion of any Debt Incurred in violation of this Indenture;

                  (7) Debt that, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the issuer of such Debt; and

                  (8) any Debt that is, by its express terms, subordinated in right of payment to any other Debt of the Company or a Subsidiary Guarantor.

                  "Senior Subordinated Debt" means (i) with respect to the Company, the Notes and any other Debt of the Company that specifically provides that such Debt is to have the same rank as the Notes in right of payment and is not subordinated by its terms in right of payment to any Debt or other obligation of the Company which is not Senior Debt and (ii) with respect to any Subsidiary Guarantor, the Subsidiary Guarantees and any other Debt of such Subsidiary Guarantors that specifically provides that such Debt is to have the same rank as Subsidiary Guarantees of the Notes in right of payment and is not subordinated by its terms in right or payment to any Debt or other obligation of such Subsidiary Guarantor which is not Senior Debt.

                  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

                  "Stated Maturity" means (a) with respect to any debt security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred) and (b) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

                  "Subordinated Obligation" means any Debt of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or such entity's Subsidiary Guarantee pursuant to a written agreement to that effect.

                  "Subscription Agreements" means the OEP Subscription Agreement, the TPG Subscription Agreement, the Temasek Subscription Agreement and similar agreements with other Persons making cash equity investments, as contemplated by the Transactions.

                  "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

                  (a)      such Person,

                  (b) such Person and one or more Subsidiaries of such Person, or

                  (c)      one or more Subsidiaries of such Person.

For the avoidance of doubt, Quintiles Treasury EEIG, a European Economic Interest Group organized under the auspices of the European Union, shall constitute a Subsidiary on the Issue Date. Notwithstanding the foregoing, Verispan shall not constitute a Subsidiary on the Issue Date.

                  "Subsidiary Guarantee" means a Guarantee on the terms set forth in Article Ten of this Indenture by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

                  "Subsidiary Guarantor" means (i) all the Restricted Subsidiaries of the Company organized under the laws of any State of the United States or any province or territory thereof, (ii) each other Restricted Subsidiary of the Company that is a guarantor of the obligations of the Company or a domestic Restricted Subsidiary under the Credit Agreement and (iii) each Restricted Subsidiary that executes a Subsidiary Guarantee in accordance with
Section 4.18 hereof, in each case until such time as such Subsidiary Guarantor shall be released in accordance with Section 10.03.

                  "Surviving Person" has the meaning set forth in Section 5.01(a)(1).

                  "Temasek" means Temasek Life Science Investments Private Limited, a Singapore corporation.

                  "Temasek Subscription Agreement" means the subscription agreement dated as of August 28, 2003 between Temasek and Holding.

                  "Temporary Cash Investments" means:

                  (a) any Government Obligation, maturing not more than one year after the date of acquisition, issued by the United States or any member state of the European Union or any instrumentality or agency thereof, and constituting a general obligation of the United States or any member state of the European Union;

                  (b) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the U.S. Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or, in the case of non-U.S. Subsidiaries of the Company, any local office of any commercial bank organized under the laws of the relevant jurisdiction or any political subdivision thereof which has a combined capital surplus and undivided profits in excess of $500 million (or the foreign currency equivalent thereof));

                  (c) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and existing under the laws of the United States, any state thereof or the District of Columbia with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;

                  (d) any money market deposit accounts issued or offered by a commercial bank organized in the United States having capital and surplus and undivided profits in excess of $500 million; provided that the short-term debt of such commercial bank has a rating, at the time of Investment, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;

                  (e) repurchase obligations and reverse repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) or (b) entered into with a bank meeting the qualifications described in clause (b) above;

                  (f) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, and rated at least "A-1" by S&P or "P-1" by Moody's;

                  (g) interests in funds investing substantially all their assets in securities of the types described in clauses (a) through (f); and

                  (h) interests in mutual funds with a rating of AAA- or higher that invest all of their assets in short-term securities, instruments and obligations which carry a minimum rating of "A-2" by S&P or "P-2" by Moody's and which are managed by a bank meeting the qualifications in clause (b) above.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03).

                  "Total Leverage Ratio" means, for any four fiscal quarter period, the ratio of (a) Debt, other than (i) Guarantees by such Person of Debt or other monetary or financial obligations of others, (ii) all payments that such Person would have to make in the event of an early termination, on the date Debt of such Person is being determined, in respect of outstanding interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements, and (iii) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, surety bonds and performance bonds, whether or not matured, of the Company and its Subsidiaries net of cash as of such date, to (b) Consolidated EBITDA for such period. For periods ending prior to the one year anniversary of the Merger Date, Consolidated EBITDA shall be determined on a pro forma basis to give effect to the Merger as if it had occurred on the first day of such period.

                  "TPG" means TPG Quintiles Holdco LLC, a limited liability company organized under the laws of Delaware.

                  "TPG Subscription Agreement" means the subscription agreement dated as of August 28, 2003 between TPG and Holding.

                  "Transactions" means, collectively, the consummation of the Merger, including the equity investments in Holding by GF Management, LLC, OEP, TPG and Temasek and their respective Affiliates, the closing of the Credit Agreement and the consummation of the offering of the Notes.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

                  "Unrestricted Subsidiary" means:

                  (a) any Subsidiary of the Company that at the time of determination is designated as an Unrestricted Subsidiary as permitted or required pursuant to Section 4.15 and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

                  (b)      any Subsidiary of an Unrestricted Subsidiary.

                  "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Wholly Owned Restricted Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares and shares required by applicable law to be held by a Person other than the Company) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

                  "Verispan" means Verispan L.L.C., a limited liability company organized under the laws of Delaware.

SECTION 1.02. Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes.

                  "indenture securityholder" means a Holder or Noteholder.

                  "indenture to be qualified" means this Indenture.

                  "obligor on this indenture securities" means the Company, the Subsidiary Guarantors or any other obligor on the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

SECTION 1.03.     Rules of Construction.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

                  (2)      "or" is not exclusive;

                  (3) words in the singular include the plural, and in the plural include the singular;

                  (4) words used herein implying any gender shall apply to both genders;

                  (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;

                  (6) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect on the Issue Date;

                  (7) "$," "U.S. Dollars" and "United States Dollars" each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts; and

                  (8) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest, was or would be payable in respect thereof.

                                   ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.     Amount of Notes.

                  The Trustee shall initially authenticate the Notes for original issue on the Issue Date in an aggregate principal amount of $450 million upon a written order of the Company in the form of an Officers' Certificate of the Company (other than as provided in Section 2.08). The Trustee shall authenticate additional Notes ("Additional Notes") thereafter in unlimited aggregate principal amount (so long as permitted by the terms of this Indenture, including, without limitation, Section 4.09) for original issue upon a written order of the Company in the form of an Officers' Certificate in aggregate principal amount as specified in such order (other than as provided in Section 2.08). Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

SECTION 2.02.     Form and Dating.

                  The Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A ("Rule 144A Notes") shall bear the legend and include the form of assignment set forth in Exhibit B, Notes offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes") shall bear the legend and include the form of assignment set forth in Exhibit C. Each Note shall be dated the date of its authentication.

                  The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

                  The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

SECTION 2.03.     Execution and Authentication.

                  The Notes shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President or any Vice President. The signature of any of these officers on the Notes may be manual or facsimile.

                  If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

                  No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

                  The Notes shall be issuable only in fully registered form without coupons in denominations of $1,000 and integral multiples of $1,000.

SECTION 2.04.     Registrar and Paying Agent.

                  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), and an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent.

                  The Company shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07.

                  The Company initially appoints the Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Notes and this Indenture and the Company may change the Paying Agent without prior notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent.

SECTION 2.05.     Paying Agent To Hold Money in Trust.

                  Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes or the Subsidiary Guarantors), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder; provided that if the Company or an Affiliate thereof acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06.     Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, provided that, as long as the Trustee is the Registrar, no such list need be furnished.

SECTION 2.07.     Transfer and Exchange.

                  Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Notes (and the Subsidiary Guarantors shall execute the Subsidiary Guarantee thereon) evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Holder for any registration of transfer or exchange. The Company may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.08, 4.12 or 8.05 (in which events the Company shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the redemption of Notes, except the unredeemed portion of any Note being redeemed in part.

                  Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

                  Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Company's compliance with or have any responsibility with respect to the Company's compliance with any Federal or state securities laws.

SECTION 2.08.     Replacement Notes.

                  If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note (and the Subsidiary Guarantors shall execute the Subsidiary Guarantee thereon) if the Holder of such Note furnishes to the Company and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of all to protect the Company, the Subsidiary Guarantors, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Company may charge such Holder for the Company's reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Company for the Trustee's expenses (including, without limitation, attorneys' fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Company.

SECTION 2.09.     Outstanding Notes.

                  The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

                  If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.

                  If the Paying Agent holds, in its capacity as such, on any Maturity Date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10.     Treasury Notes.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Company or any other Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has actually received an Officers' Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Company, a Subsidiary Guarantor, any other obligor on the Notes or any of their respective Affiliates.

SECTION 2.11.     Temporary Notes.

                  Until definitive Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.12.     Cancellation.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall deliver such canceled Notes to the Company. The Company may not reissue or resell, or issue new Notes to replace, Notes that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

SECTION 2.13.     Defaulted Interest.

                  If the Company defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Company shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.14.     CUSIP Number.

                  The Company in issuing the Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any such CUSIP number used by the Company in connection with the issuance of the Notes and of any change in the CUSIP number.

SECTION 2.15.     Deposit of Moneys.

                  Prior to 10:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

SECTION 2.16.     Book-Entry Provisions for Global Notes.

                  (a) Rule 144A Notes shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Restricted Global Notes"). Regulation S Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Regulation S Global Note," and, together with the Restricted Global Note and any other global notes representing Notes, the "Global Notes"). The Global Notes shall bear legends as set forth in Exhibit D. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of DTC or an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and
(iii) bear legends as set forth in Exhibit B with respect to Restricted Global Notes and Exhibit C with respect to Regulation S Global Notes.

                  Members of, or direct or indirect participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization (which may be in electronic form) furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                  (b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as depository for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and with respect to (x) or (y) the Company thereupon fails to appoint a successor depository within 90 days of such notice or cessation, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of such Physical Notes in exchange for any or all of the Notes represented by the Global Notes or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

                  (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

                  (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

                  (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph
(b), (c) or (d) shall, except as otherwise provided by paragraphs (a) and (c) of
Section 2.17, bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Company determine otherwise in compliance with applicable law.

                  (f) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

                  (g) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17.     Special Transfer Provisions.

                  (a) Transfers to QIBs. The following provisions shall apply with respect to the registration or any proposed registration of transfer of a Note constituting a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):

                  (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder's Note stating, or to a transferee who has advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                  (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

                  (b) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

                  (i) the Registrar shall register the transfer of any Note constituting a Restricted Note whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date) or (y)(1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit G hereto and any legal opinions and certifications required thereby and the proposed transferor has delivered to the Company a legal opinion in form satisfactory to the Company as set forth in the Private Placement Legend or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto;

                  (ii) if the proposed transferor is a Participant holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by Section 2.17(b)(i) and (y) written instructions given in accordance with the Depositary's and the Registrar's procedures; whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred and (b) the Company shall execute and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount; and

                  (iii) in the case of a transfer to a Non-U.S. Person, if the proposed transferee is a Participant, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Regulation S Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

                  (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers' Certificate from the Company to such effect or (iii) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Company nor an Affiliate of the Company has held any beneficial interest in such Note or portion thereof at any time since the Issue Date).

                  (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                  (e) Certain Transfers in Connection with and After the Exchange Offer Under the Registration Rights Agreement. Notwithstanding any other provision of this Indenture:

                  (i) no Exchange Securities may be exchanged by the Holder thereof for a Note issued on the Issue Date;

                  (ii) accrued and unpaid interest on the Notes issued on the Issue Date being exchanged in the Exchange Offer shall be due and payable on the next Interest Payment Date for the Exchange Securities following the Exchange Offer and shall be paid to the Holder on the relevant record date of the Exchange Securities issued in respect of the Note issued on the Issue Date being exchanged; and

                  (iii) interest on the Note issued on the Issue Date being exchanged in the Exchange Offer shall cease to accrue on the date of completion of the Exchange Offer and interest on the Exchange Securities to be issued in the Exchange Offer shall accrue from the date of the completion of the Exchange Offer.

                  The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to
Section 2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

SECTION 2.18.     Computation of Interest.

                  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.     Election To Redeem; Notices to Trustee.

                  If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, at least 30 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 60 days before the Redemption Date, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee, no later than two Business Days prior to the Redemption Date, an Officers' Certificate stating that such redemption will comply with the conditions contained in paragraph 5 of the Notes. Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Holders pursuant to Section 3.03.

SECTION 3.02.     Selection by Trustee of Notes To Be Redeemed.

                  The Trustee shall select the Notes to be redeemed, if the Notes are then listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes are not so listed, either on a pro rata basis or by lot, or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that, in the case of a redemption pursuant to paragraph 5(c) of the Notes, the Trustee shall select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to procedures of the Depository). The Trustee shall promptly notify the Company of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $1,000. For redemptions pursuant to paragraph 5 of the Notes, Notes and portions thereof the Trustee selects shall be redeemed in amounts of $1,000 or whole multiples of $1,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. In the event the Company is requested to make a Change of Control Offer or Offer to Purchase and the amounts available for any such offer is not evenly divisible by $1,000, the Trustee shall promptly refund to the Company any remaining funds, which in no event shall exceed $1,000.

SECTION 3.03.     Notice of Redemption.

                  At least 30 days, and no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04.

                  The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

                  (1)      the Redemption Date;

                  (2)      the appropriate calculation of the redemption price;

                  (3) if fewer than all outstanding Notes are to be redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

                  (4)      the name and address of the Paying Agent;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (6) that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

                  (7) which subsection of paragraph 5 of the Notes is the provision of the Notes pursuant to which the redemption is occurring; and

                  (8) the aggregate principal amount of Notes that are being redeemed.

                  At the Company's written request made at least five Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense.

SECTION 3.04.     Effect of Notice of Redemption.

                  Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date; provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Such notice, if mailed in the manner provided in
Section 3.03 shall be conclusively presumed to have been given whether or not the Holder receives such notice.

SECTION 3.05.     Deposit of Redemption Price.

                  On or prior to 10:00 a.m., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

                  On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on Notes called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in
Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

SECTION 3.06.     Notes Redeemed in Part.

                  Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note surrendered except that if a Global Note is so surrendered, the Company shall execute and the Trustee shall authenticate and deliver to the Depository, a new Global Note in denomination equal to and in exchange for the unredeemed portion of the principal of the Global Note so surrendered.

SECTION 3.07.     Other Mandatory Redemption.

                  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.     Payment of Notes.

                  The Company shall pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

                  The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

SECTION 4.02.     Maintenance of Office or Agency.

                  (a) The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company or any Subsidiary Guarantor in respect of the Notes, the Subsidiary Guarantees and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and the Company and each Subsidiary Guarantor hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

                  (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  (c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04.

SECTION 4.03.     Legal Existence.

                  Subject to Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the material rights (charter and statutory), and franchises of the Company and the Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, franchise, or the corporate, partnership or other existence of the Company or any of its Restricted Subsidiaries if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.04.     Maintenance of Properties; Insurance; Compliance with Law.

                  (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, at all times cause all material properties used or useful in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this
Section 4.04(a) shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Company, desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and not adverse in any material respect to the Holders.

                  (b) The Company shall, and shall cause each of its Restricted Subsidiaries to, keep at all times all of their material properties which are of an insurable nature insured against such loss or damage with insurers believed by the Company to be responsible to the extent that Property of a similar character is usually so insured by corporations similarly situated and owning like Properties in accordance with good business practice. Subject to the proviso in Section 4.04(a), the Company shall, and shall cause each of its Restricted Subsidiaries to, use the proceeds from any such insurance policy to repair, replace or otherwise restore the Property to which such proceeds relate.

                  (c) The Company shall, and shall cause each of its Restricted Subsidiaries to comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, the non-compliance with which would materially adversely affect the business, financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.05.     Waiver of Stay, Extension or Usury Laws.

                  The Company and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Company and the Subsidiary Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.06.     Compliance Certificate.

                  (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company commencing with the Company's fiscal year ending December 31, 2003 an Officers' Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the best knowledge of the signers thereof the Company and any Restricted Subsidiary is in default in the performance and observance of any of the terms, provisions and conditions of Section 5.01 or Sections 4.01 to 4.19, inclusive, and if the Company shall be in default, specifying all such defaults, the nature and status thereof of which they may have knowledge and what action the Company and the Subsidiary Guarantors are taking or propose to take with respect thereto. Such determination shall be made without regard to notice requirements or periods of grace.

                  (b) The Company shall deliver to the Trustee, as soon as possible and in any event no later than 30 Business Days after the Company becomes aware or should reasonably become aware of the occurrence of a Default or an Event of Default or an event which, with notice or the lapse of time or both, would constitute a Default or Event of Default, an Officers' Certificate setting forth the details of such Default or Event of Default, and the action which the Company or the Subsidiary Guarantors are taking or propose to take with respect to such Default or Event of Default.

                  (c) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement by the Company's independent public accountants stating whether, in connection with their audit of the Company's financial statements, any event which would constitute an Event of Default as defined herein insofar as they relate to accounting matters has come to their attention and, if such an Event of Default has come to their attention, specifying the nature and period of the existence thereof.

SECTION 4.07.     Payment of Taxes and Other Claims.

                  The Company shall, and shall cause each of its Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or Property of the Company or any of its Subsidiaries, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the Property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 4.08.     Repurchase at the Option of Holders upon Change of Control.

                  (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) (the "Change of Control Purchase Price"); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Notes pursuant to this Section 4.08 in the event that it has mailed the notice to exercise its right to redeem all the Notes pursuant to paragraph 5 of the Notes at any time prior to the requirement to consummate the Change of Control Offer and redeems the Notes in accordance with such notice.

                  (b) Within 30 days following any Change of Control, or, at the Company's option, prior to the consummation of such Change of Control but after it is publicly announced, the Company shall send, by first-class mail, with a copy to the Trustee, to each Holder of Notes, at such Holder's address appearing in the Note register, a notice stating:

                  (1) that a Change of Control has occurred or will occur and a Change of Control Offer is being made pursuant to this Section
         4.08 and that all Notes timely tendered will be accepted for payment;

                  (2) the Change of Control Purchase Price and the purchase date (the "Change of Control Payment Date"), which shall be, subject to any contrary requirements of applicable law, a Business Day and a point in time occurring after the consummation of the Change of Control and not later than 60 days from the date such notice is mailed;

                  (3) the circumstances and relevant facts regarding the Change of Control;

                  (4) if the notice is mailed prior to a Change of Control, that the Change of Control Offer is conditioned on the Change of Control occurring and Notes will not be accepted for payment unless and until the Change of Control is consummated; and

                  (5) the procedures that Holders of Notes must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that Holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

                  Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives, not later than one Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission, electronic mail or letter setting forth the name of the Holder, the principal amount of the Note that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Note purchased.

                  (c) On or prior to the Change of Control Payment Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or any of its Subsidiaries is acting as the Paying Agent, segregate and hold in trust) in cash an amount equal to the Change of Control Purchase Price payable to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section 4.08. On the Change of Control Payment Date, the Company or its Agent shall deliver to the Trustee the Notes or portions thereof that have been properly tendered to and are to be accepted by the Company for payment.

                  (d) The Trustee or the Paying Agent shall, on the Change of Control Payment Date, mail or deliver payment to each tendering Holder of the Change of Control Purchase Price. In the event that the aggregate Change of Control Purchase Price is less than the amount delivered by the Company to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Company immediately after the Change of Control Payment Date.

                  (e) Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party has made an offer to purchase (an "Alternate Offer"), in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.08 applicable to a Change of Control made by the Company, any and all Notes properly tendered and purchases all Notes properly tendered not withdrawn in accordance with the terms of such Alternate Offer.

                  (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) and Rule 14e-1 of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer, including any applicable securities laws of the United States. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.08, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the provisions of this Section 4.08 by virtue of such compliance with these securities laws or regulations.

SECTION 4.09.     Limitation on Debt.

                  (a) The Company shall not and shall not permit any Restricted Subsidiary to, Incur any Debt; provided, however, that the Company or any Restricted Subsidiary may Incur Debt and the Company or any Restricted Subsidiary may Incur Acquired Debt if the Company's Fixed Charge Coverage Ratio for the most recently ended four fiscal quarters for which financial statements have been filed with the Commission or delivered to the Trustee (which, for periods prior to the quarter ended June 30, 2004, will include periods prior to the Issue
         Date) pursuant to the covenant described in Section 4.17 preceding the date on which such Debt is incurred would have been at least 2.00 to 1.00, determined on a pro forma basis (including pro forma application of the net proceeds therefrom for such four-quarter period), as if the additional Debt (including Acquired Debt) had been Incurred at the beginning of such four-quarter period, with any revolving credit facility being deemed to be utilized only to the extent of amounts outstanding thereunder.

                  (b) Notwithstanding the immediately preceding paragraph, any or all of the following Debt (collectively, "Permitted Debt") may be Incurred at any time and without compliance with the immediately preceding paragraph:

                  (1) Debt of the Company or any Subsidiary Guarantor under a Credit Facility; provided that the aggregate principal amount of all such Debt under Credit Facilities shall not exceed the greater of (x) $385.0 million at any time outstanding less (i) the amount of any permanent mandatory repayments of principal of term loans made under a Credit Facility and (ii) the amount of any permanent mandatory repayments of principal of revolving loans made under a Credit Facility which was incurred under this clause (1) which are accompanied by a corresponding permanent commitment reduction, in each case under clauses (i) and (ii) which are made with Net Available Cash from Asset Sales as required as a result of a sale of assets and (y) the product of 2.00 and the Company's Consolidated EBITDA for the most recently ended four fiscal quarters for which financial statements have been filed with the Commission or delivered to the Trustee pursuant to
         Section 4.17;

                  (2) the Notes (excluding any Additional Notes) and related Subsidiary Guarantees and any Notes and related Subsidiary Guarantees issued in exchange for the Notes (excluding any Additional Notes) and related Subsidiary Guarantees pursuant to the Registration Rights Agreement;

                  (3) Debt of the Company or any Restricted Subsidiary in respect of Capital Lease Obligations and Purchase Money Debt; provided that:

                      i. the aggregate principal amount of such Debt secured thereby does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased, and

                     ii. the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this Section 4.09(b)(3) and Permitted Refinancing of Debt Incurred and then outstanding pursuant to this Section 4.09(b)(3) does not exceed $75.0 million;

                  (4) Debt (1) of the Company owing to and held by any Restricted Subsidiary and (2) of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof not permitted by this Section 4.09(b)(4);

                  (5) Debt Incurred and outstanding on or prior to the date on which such Person was acquired by the Company or any Restricted Subsidiary or assumed by the Company or any Restricted Subsidiary at the time of acquisition of all or any portion of the assets (or any business or product line of another Person) (other than Debt Incurred in connection with or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Restricted Subsidiary or was acquired by the Company); provided, however, at the time of such acquisition and after giving effect thereto, the aggregate principal amount of all the Debt Incurred and then outstanding pursuant to this Section 4.09(b)(5) and Permitted Refinancing Debt Incurred to Refinance Debt Incurred pursuant to this
         Section 4.09(b)(5) does not exceed $25.0 million;

                  (6) Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary in the ordinary course of the financial management of the Company or a Restricted Subsidiary and not for speculative purposes;

                  (7) Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary in the ordinary course of the financial management of the Company or a Restricted Subsidiary and not for speculative purposes;

                  (8) Debt under Commodity Price Protection Agreements entered into by the Company or a Restricted Subsidiary in the ordinary course of the financial management of the Company or a Restricted Subsidiary and not for speculative purposes;

                  (9) Debt of the Company or a Restricted Subsidiary in connection with (a) one or more letters of credit issued by any of them in the ordinary course of business with respect to trade payables relating to the purchase of materials by such Persons and (b) other letters of credit, surety, performance, appeal or similar bonds, banker's acceptances, completion guarantees or similar instruments issued in the ordinary course of business of the Company or a Restricted Subsidiary, including letters of credit or similar instruments pursuant to self-insurance and workers' compensation obligations; provided that upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing; provided, further, that with respect to clauses
         (a) and (b) above, such Debt is not in connection with the borrowing of money or the obtaining of advances;

                  (10) Debt of the Company or a Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument written in the ordinary course of business and drawn against insufficient funds; provided that such Debt remains outstanding for ten Business Days or less;

                  (11) Debt of the Company or a Restricted Subsidiary arising from agreements for indemnification, purchase price adjustment obligations and earn-outs or other similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any Property and including by way of merger or consolidation; provided that the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds actually received by the Company and the Restricted Subsidiaries, including the Fair Market Value of non-cash proceeds;

                  (12) Debt of the Company or a Restricted Subsidiary consisting of a Guarantee of, or a Lien securing, Debt of the Company or a Restricted Subsidiary; provided that such Debt constitutes Debt that is permitted to be Incurred pursuant to this Section 4.09, but subject to compliance with the other provisions described in Article Four;

                  (13) Debt of the Company or a Restricted Subsidiary in respect of netting services, overdraft protection and otherwise in connection with deposit accounts; provided that such Debt remains outstanding for ten Business Days or less;

                  (14) Debt of the Company or a Restricted Subsidiary that was outstanding on the Issue Date and is not otherwise described in Sections 4.09(b)(1) through (13) above;

                  (15) Guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisers and licensees;

                  (16)     Permitted Refinancing Debt; and

                  (17) Debt of the Company or a Restricted Subsidiary or the issuance of Disqualified Stock in a principal amount or liquidation value, as applicable, outstanding at any one time not to exceed $100.0 million in the aggregate for all such Debt and Disqualified Stock (which Debt may, but need not, be incurred, in whole or in part, under a Credit Facility).

                  For the purposes of determining compliance with this Section 4.09, in the event that an item of Debt meets the criteria of more than one of the types of Debt permitted by this Section 4.09 or is entitled to be Incurred pursuant to Section 4.09(a), the Company in its sole discretion shall be permitted to classify on the date of its Incurrence, or later reclassify, all or a portion of such item of Debt in any manner that complies with this Section 4.09.

                  Debt permitted by this Section 4.09 need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.09 permitting such Debt.

                  For the purposes of determining any particular amount of Debt under this Section 4.09, (a) Guarantees, Liens, obligations with respect to letters of credit and other obligations supporting Debt otherwise included in the determination of a particular amount will not be included and (b) any Liens granted to the Holders of the Notes that are permitted by Section 4.11 will not be treated as Debt.

                  For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Debt, with respect to any Debt which is denominated in a foreign currency, the dollar-equivalent principal amount of such Debt Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Debt was Incurred, and any such foreign-denominated Debt may be Refinanced or replaced or subsequently Refinanced or replaced in an amount equal to the dollar equivalent principal amount of such Debt on the date of such refinancing or replacement whether or not such amount is greater or less than the dollar-equivalent principal amount of the Debt on the date of initial Incurrence.

                  If obligations in respect of letters of credit are Incurred pursuant to the Credit Facility and are being treated as Incurred pursuant to
Section 4.09(b)(1) and the letters of credit relate to other Debt, then such other Debt shall be deemed not Incurred.

                  Notwithstanding any other provision of this Section 4.09, neither the Company nor any Subsidiary Guarantor shall Incur any Debt that is expressly subordinated in right of payment to any other Debt of the Company or such Subsidiary Guarantor unless such Debt is pari passu with or is expressly subordinated in right of payment to the Notes. No Debt will be deemed to be Senior Debt solely by virtue of being secured on a first or junior priority basis.

SECTION 4.10.     Limitation on Restricted Payments.

                  (a) The Company shall not make, and shall not permit any Restricted Subsidiary to make, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

                  (1) a Default or Event of Default shall have occurred and be continuing,

                  (2) the Company could not Incur at least $1.00 of additional Debt pursuant to Section 4.09(a), or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

                           (i) 50% of the aggregate amount of Consolidated Net Income accrued on a cumulative basis during the period (treated as one accounting period) from the first day of the fiscal quarter in which the Issue Date occurs to the end of the most recent fiscal quarter ended prior to the date of such proposed Restricted Payment for which financial statements are available pursuant to Section 4.17 (or if the aggregate amount of cumulative Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

                           (ii) 100% of Capital Stock Sale Proceeds and cash capital contributions after the Issue Date by a Person who is not the Company or a Restricted Subsidiary of the Company, plus (without duplication)

                           (iii) the aggregate net cash proceeds received by the Company or a Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt or Disqualified Stock that has been converted into or exchanged for its Capital Stock (other than Disqualified Stock) together with the aggregate net cash proceeds received by the Company or a Restricted Subsidiary at the time of such conversion or exchange, but excluding: (x) any such Debt issued or sold to the Company or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or a Restricted Subsidiary for the benefit of its employees and (y) the aggregate amount of any cash or other Property distributed by the Company or a Restricted Subsidiary upon any such conversion or exchange, plus (without duplication),

                           (iv)     an amount equal to the sum of:

                                    A.       the net reduction in Investments
                           made after the Issue Date in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances, return of capital or other transfers, sales or liquidations of Property or any other disposition or repayment of such Investments, in each case to the Company or any Restricted Subsidiary from any Person (other than the Company or a Restricted Subsidiary), less the cost of the disposition of such Investments; and

                                    B.       the Fair Market Value of the
                           Investment of the Company and the Restricted
                           Subsidiaries in an Unrestricted Subsidiary or other Person at the time such Unrestricted Subsidiary or other Person is designated a Restricted Subsidiary; provided, however, that the sum of (A) and (B) described in this Section 4.10(a)(3)(iv) shall not exceed the sum of the amount of Investments made prior to the date of determination (and treated as a Restricted Payment) by the Company or a Restricted Subsidiary in such Person, plus

                  (v)      $15.0 million.

                  (b) Notwithstanding the foregoing limitation, the Company or a Restricted Subsidiary may:

                  (1) pay dividends on Capital Stock of the Company within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with this Indenture (such dividend to be included in the calculation of the amount of Restricted Payments only at the time such dividend is paid);

                  (2) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company, or options, warrants or other rights to acquire such Capital Stock, or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock (other than Disqualified Stock) of the Company or options, warrants or other rights to acquire such Capital Stock (other than any such Capital Stock (or options, warrants or other rights to acquire such Capital Stock) issued or sold to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or such Restricted Subsidiary for the benefit of its employees and except to the extent that any purchase made pursuant to such issuance or sale is financed by the Company or a Restricted Subsidiary) or a capital contribution to the Company from a person other than the Company or a Restricted Subsidiary; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall not be included in the calculation of the amount of Restricted Payments and the Capital Stock Sale Proceeds from such exchange or sale shall not be included in the calculation pursuant to Section 4.10(a)(3) above;

                  (3) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for or out of the proceeds of the substantially concurrent sale of Capital Stock (other than Disqualified Stock) of the Company or options, warrants or other rights to acquire such Capital Stock (other than any such Capital Stock (or options, warrants or other rights to acquire such Capital Stock) issued or sold to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or such Restricted Subsidiary for the benefit of its employees and except to the extent that any purchase made pursuant to such issuance or sale is financed by the Company or a Restricted Subsidiary) or a capital contribution to the Company from a person other than the Company or a Restricted Subsidiary; provided that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall not be included in the calculation of the amount of Restricted Payments and the Capital Stock Sale Proceeds from such exchange or sale shall not be included in the calculation pursuant to Section 4.10(a)(3)(ii) above;

                  (4) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall not be included in the calculation of the amount of Restricted Payments;

                  (5) so long as no Default has occurred and is continuing, repurchase or otherwise acquire, or pay dividends directly or indirectly to Holding to provide Holding amounts to repurchase or otherwise acquire, shares of, or options to purchase shares of, the Company's or Holding's Capital Stock from their respective employees, former employees, directors or former directors, consultants or former consultants (or permitted transferees of such employees, former employees, directors or former directors or consultants or former consultants), pursuant to the terms of agreements (including, without limitation, employment agreements) or plans or in each case amendments thereto approved by the Board of Directors of the Company or Holding, as the case may be, under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Capital Stock; provided that the aggregate amount of all such repurchases and other acquisitions and dividends (other than such repurchases or other acquisitions or dividends made in connection with the Merger, which shall not be limited) shall not exceed $5.0 million in any calendar year (any such amounts not used in a calendar year shall be available for use in any subsequent year) plus the proceeds of any "key man" life insurance policies that are used to make such repurchases of shares owned by the "key man" or his estate; provided, further, that such repurchase or other acquisition or dividend shall not be included in the calculation of the amount of Restricted Payments and the Capital Stock Sale Proceeds from such sales shall not be included in the calculation pursuant to Section 4.10(a)(3)(ii) above;

                  (6) make cash payments, or pay dividends directly or indirectly to Holding to provide Holding amounts to make cash payments, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Company's or Holding's Capital Stock; provided that any such payments and dividends shall not be included in the calculation of the amount of Restricted Payments;

                  (7) repurchase, or pay dividends directly or indirectly to Holding to provide Holding amounts to repurchase, the Company's or Holding's Capital Stock to the extent such repurchase is deemed to occur upon a cashless exercise of stock options or warrants; provided that all such repurchases and dividends shall not be included in the calculation of the amount of Restricted Payments and no proceeds in respect of the issuance of such Capital Stock shall be deemed to have been received for the purposes of Section 4.10(a)(3)(ii) above;

                  (8) repurchase or redeem, or pay dividends directly or indirectly to Holding to provide Holding amounts to repurchase or redeem, preferred stock purchase rights issued in connection with any shareholder rights plan of the Company or Holding, as the case may be; provided that any such payments shall not be included in the calculation of the amount of Restricted Payments;

                  (9) so long as no Default or Event of Default shall have occurred and be continuing, repurchase any Subordinated Obligations or Disqualified Stock of the Company or a Restricted Subsidiary at a purchase price not greater than 101% of the principal amount or liquidation preference of such Subordinated Obligation or Disqualified Stock plus accrued and unpaid interest or dividends, as appropriate, in the event of a Change of Control pursuant to a provision similar to
         Section 4.08 in the documents governing such Subordinated Obligation or Disqualified Stock; provided that prior to consummating any such repurchase, the Company has made the Change of Control Offer required by this Indenture and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer; provided, further, that such payments shall be included in the calculation of the amount of Restricted Payments;

                  (10) so long as no Default or Event of Default shall have occurred and be continuing, following an Asset Sale, to the extent permitted by Section 4.12 and using the Net Available Cash generated from such Asset Sale, repurchase any Subordinated Obligation or Disqualified Stock of the Company or a Subsidiary Guarantor at a purchase price not greater than 100% of the principal amount or liquidation preference of such Subordinated Obligation or Disqualified Stock plus accrued and unpaid interest or dividends, as appropriate, pursuant to a provision similar to Section 4.12 in the documents governing such Subordinated Obligation or Disqualified Stock; provided that prior to consummating any such repurchase, the Company has made the Prepayment Offer required by this Indenture and has repurchased all Notes validly tendered for payment in connection with such Prepayment Offer; provided, further, that such payments shall be included in the calculation of the amount of Restricted Payments;

                  (11) so long as no Default or Event of Default shall have occurred and be continuing, the Company and any Restricted Subsidiary may pay dividends directly or indirectly to Holding to provide Holding amounts to purchase its common stock for contribution to employee stock purchase and deferred compensation plans, in the ordinary course of business; provided that the aggregate amount of dividends paid in reliance on this Section 4.10(b)(11) shall not exceed $5.0 million in any calendar year; provided, further, that such payments shall be included in the calculation of the amount of Restricted Payments;

                  (12) so long as no Default or Event of Default shall have occurred and be continuing, make payments directly or indirectly to Holding to pay fee and expenses (A) pursuant to the Management Agreements (x) promptly on or after the Issue Date, to fund the one time transaction fees related to the Transactions not to exceed an aggregate amount of $20 million and (y) thereafter, not to exceed in any calendar year the aggregate amount of $3.75 million plus an amount equal to the cumulative CPI Increase Amount for each calendar year following the Issue Date (the "Management Payment") and (B) pursuant to the Fee Agreement, the Subscription Agreements, the DG Equity

         Rollover Agreement, as well as in connection with the Transactions, not to exceed the aggregate amount of $140 million collectively (including
         (A)(x) above); provided that no payments to Holding with respect to such fees and expenses described in this clause (12) shall be paid, to the extent the Company has already paid such fees and expenses; provided, further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

                  (13) dividends paid directly or indirectly to Holding to be used by Holding solely to pay its franchise taxes and other fees required to maintain its corporate existence and to pay other taxes and general corporate and overhead expenses (including salaries and other compensation of employees) incurred by Holding in the ordinary course of its business as a holding company for the Company; provided, however, that such dividends shall not exceed $500,000 in any calendar year; provided, further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

                  (14) dividends, distributions or advances paid directly or indirectly to Holding to be used by Holding to pay consolidated combined or similar Federal, state and local taxes payable by Holding and directly attributable to (or arising as a result of) the operations of the Company and its Subsidiaries; provided, however, that (A) the amount of such dividends, distributions or advances paid shall not exceed the amount that would be due with respect to a consolidated, combined or similar Federal, state or local tax return that included the Company and its Subsidiaries and (B) such dividends, distributions or advances paid pursuant to this Section 4.10(b)(14) are used by Holding for such purposes within 90 days of the receipt of such dividends; provided, further, however, that such dividends, distributions or advances paid shall be excluded in the calculation of the amount of Restricted Payments;

                  (15) so long as no Default or Event of Default shall have occurred and be continuing, make any other Restricted Payment so long as the Total Leverage Ratio, after giving effect to such Restricted Payment, is less than 2.80x; provided, however, that the aggregate amount of such payments pursuant to this Section 4.10(b)(15) shall not exceed $75.0 million; provided, further, however, that such payments made shall be included in the calculation of the amount of Restricted Payments; and

                  (16) so long as no Default or Event of Default shall have occurred and be continuing, make any other Restricted Payment which, together with all other Restricted Payments made pursuant to this
         Section 4.10(b)(16) since the Issue Date, does not exceed $25.0 million; provided that such payments shall be included in the calculation of the amount of Restricted Payments.

                  The amount of any non cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of making such Restricted Payment.

SECTION 4.11.     Limitation on Liens.

                  (a) The Company shall not, and shall not permit any Subsidiary Guarantor to, Incur or suffer to exist any Lien (other than Permitted Liens and Liens securing Senior Debt) upon any of its Property (including Capital Stock of a Subsidiary Guarantor and intercompany notes), or any interest therein or any income or profits therefrom, unless:

                  (1) in the case of a Lien securing Subordinated Obligations, the Notes and the related Note Guarantees are secured by a Lien on such Property or such interest therein or such income or profits therefrom that is senior in priority to the Lien securing such Subordinated Obligations for so long as such Subordinated Obligations are so secured; and

                  (2) in the case of a Lien securing Senior Subordinated Debt, the Notes and the related Subsidiary Guarantees are equally and ratably secured by a Lien on such Property or such interest therein or profits therefrom for so long as such Senior Subordinated Debt is so secured.

SECTION 4.12.     Limitation on Asset Sales.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Sale unless:

                  (1) the Company or such Restricted Subsidiary receives consideration at least equal to the Fair Market Value (as of the time of such Asset Sale) of the Property subject to such Asset Sale;

                  (2) in the case of Asset Sales which are not Permitted Asset Swaps, at least 75% of the consideration paid to the Company (as measured at the time of such Asset Sale without giving effect to any future change in the value of such consideration following consummation of the Asset Sale) or such Restricted Subsidiary in connection with such Asset Sale is in the form of (A) cash or Temporary Cash Investments; (B) the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee of such Restricted Subsidiary) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities; (C) any securities, notes or other obligations received by the Company or a Restricted Subsidiary from such transferee that are converted into cash (to the extent of the cash received) within 90 days after receipt; (D) Properties to be used by the Company or a Restricted Subsidiary in a Related Business or Capital Stock of an entity engaged in a Related Business so long as the receipt of such Capital Stock is a Permitted Investment or otherwise complies with Section 4.10; or (E) a combination of the consideration specified in clauses (A) through (D); and

                  (3) the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Sale complies with the foregoing 4.12(a) (1) and (2).

                  (b) The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or a Restricted Subsidiary elects (or is required by the terms of any Debt):

                  (1) to permanently prepay or permanently repay, repurchase or redeem any (i) Senior Debt, (ii) Debt which had been secured by the assets sold in the relevant Asset Sale and (iii) Debt of a Restricted Subsidiary that is not a Subsidiary Guarantor; or

                  (2) to reinvest in Additional Assets (including by means of an Investment in Additional Assets with Net Available Cash received by the Company or a Restricted Subsidiary); or

                  (3) a combination of repayment and reinvestment permitted by the foregoing Sections 4.12(b)(1) and (2).

                  (c) Pending the final application of the Net Available Cash (or any portion thereof), the Company or a Restricted Subsidiary may temporarily repay Senior Debt or otherwise invest such Net Available Cash in Temporary Cash Investments.

                  (d) Any Net Available Cash from an Asian Subsidiary Equity Offering may be retained by the Subsidiary making the Equity Offering and/or used for any purpose not restricted by this Indenture until such time as such Net Available Cash is repatriated to the United States, if at all, at which time it shall be applied as set forth above within 365 days of repatriation or, if not applied within such 365 day period following repatriation, as set forth below. Subject to the immediately preceding sentence, any Net Available Cash from an Asset Sale not applied in accordance with Section 4.12(b) within 365 days (or if a binding agreement to reinvest has been entered into within 365 days, such reinvestment occurs within 90 days of the end of the 365 day period) from the date of the receipt of such Net Available Cash shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to purchase (the "Prepayment Offer") the Notes and any other Debt of the Company outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Notes or a Subsidiary Guarantee and subject to terms and conditions in respect of Asset Sales similar in all material respects to the covenant described hereunder and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Prepayment Offer, which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth herein. To the extent that any portion of the amount of Net

Available Cash remains after compliance with the preceding sentence, the Company or such Restricted Subsidiary may use such remaining amount for any purpose not restricted by this Indenture and the amount of Excess Proceeds will be reset to zero.

                  The term "Allocable Excess Proceeds" will mean the product of:

                  (a)      the Excess Proceeds and

                  (b)      a fraction,

                           (1) the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer, together with any accrued and unpaid interest, and

                           (2) the denominator of which is the sum of (A) the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer, together with any accrued and unpaid interest, and (B) the aggregate principal amount of other Debt of the Company or a Subsidiary Guarantor outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Notes or a Subsidiary Guarantee, as the case may be, and subject to terms and conditions in respect of Asset Sales similar in all material respects to this Section 4.12 and requiring the Company or a Subsidiary Guarantor to make an offer to purchase such Debt at substantially the same time as the Prepayment Offer (subject to proration in the event that such amount is less than the aggregate offer price of all Notes tendered).

                  (e) Within 15 Business Days after the Company is obligated to make a Prepayment Offer as described in Section 4.12(d), the Company shall send a written notice, by first-class mail, to the Holders of Notes with a copy to the Trustee, accompanied by such information regarding the Company and the Subsidiary Guarantors as the Company in good faith believes will enable such Holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date (the "Purchase Date"), which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 20 Business Days nor later than 60 Business Days from the date such notice is mailed.

                  (f) Not later than the date upon which written notice of a Prepayment Offer is delivered to the Holders of the Notes as provided in
Section 4.12(e), the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Prepayment Offer (the "Offer Amount"),
(ii) the allocation of the Net Available Cash from the Asset Sales pursuant to which such Prepayment Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.12(b). On or before the Purchase Date, the Company shall also irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or a Wholly

Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) in Temporary Cash Investments (other than in those enumerated in clause (b) of the definition of Temporary Cash Investments), maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by the opening of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section 4.12. Upon the expiration of the period for which the Prepayment Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee or the Paying Agent shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price payable with respect to Notes validly tendered by such Holder. In the event that the aggregate purchase price of the Notes delivered by the Company to the Trustee is less than the Offer Amount, the Trustee or the Paying Agent shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.12.

                  (g) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date a telegram, telex, facsimile transmission, electronic mail or letter setting forth the name of the Holder, the principal amount of the Note that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Note purchased. If at the expiration of the Offer Period the aggregate principal of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on pro rata basis for all Notes (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

                  (h) At the time the Company or its agent delivers Notes to the Trustee that are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.12. A Note shall be deemed to have been accepted for purchase at the time the Trustee or the Paying Agent mails or delivers payment therefor to the surrendering Holder.

                  (i) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) and Rule 14e-1 of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Notes pursuant to the covenant described hereunder, including any applicable securities laws of the United States. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.12 described hereunder, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.12 by virtue thereof.

                  (j) At its option, the Company may satisfy, in whole or in part, its obligation to make a Prepayment Offer hereunder by delivering to the Trustee (i) Notes which have been acquired (other than pursuant to a Prepayment Offer) by the Company no more than 90 days prior to or 365 days after the date of such Asset Sale, together with an Officers' Certificate stating the election of the Company to have credited against its obligation hereunder the principal amount of Notes so delivered and ordering the Trustee to cancel such Notes, (ii) an Officers' Certificate stating the election of the Company to have credited against its obligation hereunder a specified principal amount of Notes which have been acquired (other than pursuant to a Prepayment Offer) no more than 90 days prior to or 365 days after the date of such Asset Sale by the Company and theretofore surrendered to the Trustee for cancellation, or (iii) a combination of the foregoing. All Notes made the basis of a credit hereunder shall be credited at the principal amount thereof.

SECTION 4.13. Limitation on Restrictions on Distributions from Restricted Subsidiaries.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

                  (1) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock to the Company or any other Restricted Subsidiary,

                  (2) pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary,

                  (3) make any loans or advances to the Company or any other Restricted Subsidiary, or

                  (4) transfer any of its Property to the Company or any other Restricted Subsidiary.

                  (b)      The foregoing limitations will not apply:

                  (1) with respect to Section 4.13(a)(1)(2)(3) and (4), to restrictions which are:

                           (A) in effect on the Issue Date (as such restrictions may be amended from time to time; provided that any such amendment is not materially more restrictive as to such Restricted Subsidiary);

                           (B) imposed by the Notes or this Indenture, or by indentures governing other Debt the Company or a Subsidiary Guarantor Incurs (and, if such Debt is Guaranteed, by the guarantors of such Debt) ranking on a parity with the Notes or the Subsidiary Guarantees; provided that the restrictions imposed by such indentures are no more restrictive than the restrictions imposed by this Indenture;

                           (C) imposed by a Credit Facility with respect to Debt permitted to be Incurred on or subsequent to the date hereof pursuant to Section 4.09(b)(1);

                           (D) relating to Debt of a Restricted Subsidiary existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or a Restricted Subsidiary (as such restrictions may be amended from time to time in a manner not materially more restrictive as to such Restricted Subsidiary);

                           (E) that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in Section 4.13(b)(1)(A),(B) or (D) above; provided such restriction is no less favorable in any material respect to the Holders of the Notes than those restrictions under the agreement evidencing the Debt so Refinanced when taken as a whole;

                           (F) restrictions on cash or other deposits or net worth imposed by leases or other agreements entered into in the ordinary course of business;

                           (G) any encumbrances or restrictions required by any foreign or U.S. governmental, local or regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses in connection with any development grant made or other assistance provided to the Company or any Restricted Subsidiary by such governmental authority;

                           (H) customary provisions in joint venture or similar agreements or other arrangements with minority investors in Restricted Subsidiaries and customary provisions in Debt incurred by Restricted Subsidiaries organized outside the United States; provided, however, that such encumbrance or restriction is applicable only to such Restricted Subsidiary; and provided, further, that the Company determines that any such encumbrance or restriction will not materially affect the ability of the Company to make any anticipated payments of principal or interest on the Notes;

                           (I) customary restrictions contained in asset sale, stock sale, merger and other similar agreements limiting the transfer, disposition or distribution of

                  Property pending the closing of such sale, including any restriction imposed with respect to such Restricted Subsidiary pursuant to an agreement to dispose of all or substantially all the Capital Stock or assets of such Restricted Subsidiary;

                           (J) customary restrictions imposed on the transfer of copyrighted or patented materials or other intellectual property and customary provisions in agreements that restrict the assignment of such agreements or any rights thereunder or in leases governing leasehold interests;

                           (K)      any agreement for the sale or other
                  disposition of a Restricted Subsidiary that restricts distributions of assets (including Capital Stock) by that Restricted Subsidiary pending its sale or other disposition;

                           (L) restrictions on Debt Incurred by Non-U.S. Subsidiaries; provided that such restrictions are then customary for Debt of such type Incurred in such jurisdiction; or

                           (M) restrictions resulting from any U.S. or foreign law, rule, regulation or order applicable to the Company or any Restricted Subsidiary.

                  (2) with respect to Section 4.13(a)(4) only, to restrictions:

                           (A) relating to Debt that is permitted to be Incurred and secured without also securing the Notes pursuant to Section 4.11 that limit the right of the debtor to dispose of the Property securing such Debt;

                           (B) encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restrictions relate solely to the Property so acquired and were not created in connection with or in anticipation of such acquisition;

                           (C)      resulting from customary provisions
                  restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder;

                           (D) imposed by virtue of any transfer of, agreement to transfer, option or right with respect to or Lien on any Property of the Company or the relevant Restricted Subsidiary not otherwise prohibited by this Indenture; or

                           (E) imposed under any Purchase Money Debt or Capital Lease Obligation in the ordinary course of business with respect only to the Property the subject thereof.

SECTION 4.14.     Limitation on Transactions with Affiliates.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or suffer to exist any transaction or series of related transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless:

                  (1) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's length transaction with a Person that is not an Affiliate of the Company,

                  (2) if such Affiliate Transaction involves aggregate payments or value in excess of $10.0 million, a majority of the disinterested members of the Board of Directors of the Company or, if there is only one disinterested director, such disinterested director determines that such Affiliate Transaction complies with Section 4.14(a)(1) of this covenant as evidenced in the minutes or other evidence of Board action, and

                  (3) if such Affiliate Transaction involves aggregate payments or value in excess of $50.0 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that (i) the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company or such Restricted Subsidiary, as applicable, or (ii) is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's length transaction with a Person who was not an Affiliate. For purposes of this Section 4.14(a)(3) only, any contract or series of related contracts for the rendering of services entered into in the ordinary course of business by the Company or any Restricted Subsidiary with any other Person will not be deemed to be in excess of $50.0 million if, when entered into, (x) the payments made or to be made by the Company and the Restricted Subsidiaries, and (y) the value of services performed by the Company and the Restricted Subsidiaries in connection with such contract or series of related contracts do not exceed, and are not then reasonably expected by the Board of Directors of the Company in its good faith judgment to exceed, $50.0 million.

                  (b) Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may make, engage in, enter into or suffer to exist the following:

                  (1) any transaction or series of related transactions between or among the Company or one or more Restricted Subsidiaries or between or among two or more Restricted Subsidiaries;

                  (2) any Restricted Payment permitted to be made pursuant to Section 4.10 hereof or any Permitted Investment;

                  (3) the payment of reasonable compensation (including awards or grants in cash, securities or other payments) for the personal services of officers, directors, consultants and employees of the Company or any Restricted Subsidiary in the ordinary course of business;

                  (4) entering into, or adoption or modification or amendment to, or transaction or other arrangements or payments or reimbursements pursuant to employment agreements, collective bargaining agreements, employee benefit plans or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, directors' and officers' indemnification arrangements and retirement or savings plans, stock option, stock ownership and similar plans so long as the Board of Directors of the Company in good faith shall have approved the terms thereof;

                  (5) loans and advances to officers, directors or employees (or guarantees of third party loans to officers, directors or employees) made in the ordinary course of business; provided that such loans and advances do not exceed $8.0 million in the aggregate at any one time outstanding;

                  (6) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Company or the Restricted Subsidiary, as the case may be, or are on terms no less favorable than might reasonably have been obtained at such time from an unaffiliated party; provided that such transactions are approved by a majority of disinterested directors of the Board of Directors of the Company or, if there is only one disinterested director, such director;

                  (7) payments pursuant to the Management Agreements as in effect on the Issue Date or any amendment or replacement thereto or any transaction contemplated thereby (including pursuant to any amendment or replacement thereto) so long as such amendment or replacement agreement is not materially less favorable to the Holders of the Notes than the original agreements in effect on the Issue Date;

                  (8) transactions with Persons in their capacity as Holders of Debt or Capital Stock, of the Company or any Restricted Subsidiary where such Persons are treated no more favorably than Holders of such Debt or Capital Stock generally;

                  (9) sale or issuance of Capital Stock (other than Disqualified Stock) of the Company to Affiliates of the Company;

                  (10) transactions pursuant to any agreement as in effect on the Issue Date as the same may be amended or replaced from time to time in any manner not materially less favorable to the Holders of the Notes and any agreement or replacement thereto as in effect on the Issue Date and described in the Offering Memorandum under the caption "Certain Relationships and Related Party Transactions" and "Management -- Management Arrangements" or any transaction contemplated thereby, including pursuant to any amendment or any replacement thereto so long as any such amendment or replacement thereto is not materially less favorable to the Holders of the Notes than the original agreement as in effect on the Issue Date;

                  (11)     any transaction permitted by Section 5.01;

                  (12) any tax sharing or arrangement and payments pursuant thereto among the Company and its Subsidiaries and other Persons (including Holding) with which the Company or any of its Subsidiaries is required or permitted to file a consolidated tax return or with which the Company or any of its Restricted Subsidiaries is or could be a part of a consolidated group for tax purposes in amounts not otherwise prohibited by this Indenture;

                  (13) any change of control or severance payments made to employees of the Company on or after the Issue Date in connection with the Merger, as required by agreements in effect on the Issue Date; and

                  (14) payment pursuant to the Fee Agreement, Subscription Agreements, and DG Equity Rollover Agreement each as in effect on the Issue Date or any amendment or replacement thereto so long as such amendment or replacement thereto is not materially less favorable to the Holders of the Notes than the original Fee Agreement, Subscription Agreements, and DG Equity Rollover Agreement each as in effect on the Issue Date.

SECTION 4.15.     Designation of Restricted and Unrestricted Subsidiaries.

                  (a) By resolution of the Board of Directors of the Company, any Subsidiary (or entity to become a Subsidiary) of the Company may be designated to be an Unrestricted Subsidiary if:

                  (1) the Subsidiary (or entity to become a Subsidiary) to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any Restricted Subsidiary and does not have any Debt other than Non-Recourse Debt, and

                  (2) the Company would be permitted under Section 4.10 to make a Restricted Payment in an amount equal to the Fair Market Value of the Investment in such Subsidiary (or entity to become a Subsidiary). For the purposes of this provision, in the event the Fair Market Value of such assets exceeds $50.0 million, such Fair Market Value shall be determined by an Independent Financial Advisor.

                  Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary at the time it becomes a Subsidiary. If at any time an Unrestricted Subsidiary ceases to satisfy clause (a)(1) above, unless the Company is then able to redesignate such Unrestricted Subsidiary as a Restricted Subsidiary pursuant to this Section 4.15, the Company shall be in default of this Section 4.15.

                  (b) Except as provided in this Section 4.15, and except as otherwise set forth in the definition of an "Unrestricted Subsidiary," no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. In addition, neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary).

                  (c) By resolution of the Board of Directors of the Company, any Unrestricted Subsidiary may be designated to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

                  (x) the Company could Incur at least $1.00 of additional Debt pursuant to Section 4.09(a) and

                  (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

                  (d) Any such designation or redesignation will be evidenced to the Trustee by filing with the Trustee the Board Resolutions giving effect to such designation or redesignation and an Officers' Certificate of the Company that:

                  (x) certifies that such designation or redesignation complies with the foregoing provisions of this Section 4.15, and

                  (y) gives the effective date of such designation or redesignation,

such filing with the Trustee to occur on or before the time financial statements are filed with the Commission or the Trustee pursuant to Section 4.17 in respect of the fiscal quarter in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the fiscal year, on or before the time financial statements in respect of such fiscal year are filed with the Commission or the Trustee pursuant to
Section 4.17).

SECTION 4.16.     Limitation on Company's Business.

                  The Company will not and will not permit any Restricted Subsidiaries to engage in any business other than the business Quintiles is engaged in on the Issue Date or a Related Business.

SECTION 4.17.     Reports.

                  Following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, the Company will electronically file with the Commission, so long as the Notes are outstanding, the annual reports, quarterly reports and other periodic reports that it would be required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company were so subject, and such documents will be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would be required so to file such documents if it were so subject, unless, in any case, such filings are not then permitted by the Commission.

                  If such filings with the Commission are not then permitted by the Commission, or such filings are not yet required in accordance with the above paragraph or are not generally available on the Internet free of charge, the Company will, without charge to the Holders, within 15 days of each Required Filing Date, transmit by mail to Holders, as their names and addresses appear in the Note register, and file with the Trustee copies of the annual reports, quarterly reports and other periodic reports that the Company would be required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if it were subject to such Section 13(a) or 15(d) and, promptly upon written request, supply copies of such documents to any prospective Holder or beneficial owner at the Company's cost.

                  So long as any of the Notes remain restricted under Rule 144, the Company will make available upon request to any prospective purchaser of Notes or beneficial owner of Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.

SECTION 4.18.     Creation of Subsidiaries; Additional Subsidiary Guarantees.

                  (a) The Company will cause (i) each future domestic Restricted Subsidiary and (ii) any Restricted Subsidiary of the Company that guarantees any other Debt of the Company or a domestic Restricted Subsidiary to, at the same time, execute and deliver to the Trustee, a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary on the same terms and conditions as set forth herein.

                  (b) The Subsidiary Guarantee of a Subsidiary Guarantor will be released if

                  (1) any Subsidiary Guarantor is designated as an Unrestricted Subsidiary in accordance with Section 4.15; or

                  (2) in connection with the sale (including, by way of consolidation or merger) of (A) that number of shares of Capital Stock of such Subsidiary Guarantor such that a Subsidiary Guarantor is no longer a Subsidiary of the Company or another Restricted Subsidiary or
         (B) all or substantially all of the assets of a Subsidiary Guarantor to a Person that is not the Company or another Restricted Subsidiary of the Company; provided that such sale complies with Section 4.12.

                  (c) In the event a Subsidiary becomes a Subsidiary Guarantor after the Issue Date solely because it Guarantees other Debt, then upon the full and unconditional release of the Guarantee of such other Debt (provided that the Trustee is given two Business Days' written notice of such other release) such Subsidiary Guarantee of such Subsidiary Guarantor shall also be released.

SECTION 4.19.     Covenant Suspension.

                  (a) During any period of time that the Notes have Investment Grade Ratings from the Required Rating Agencies, the Company and the Restricted Subsidiaries will not be subject to the following provisions of the
Indenture:

         -    Section 4.08

         -    Section 4.09

         -    Section 4.10

         -    Section 4.12

         -    Section 4.13

         -    Section 4.14

         -    Section 4.15(c)(x)

         -    Section 4.16 and

         -    Section 5.01(a)(4) and (b)(4)

(collectively, the "Suspended Covenants").

                  (b) In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, a Required Rating Agency withdraws its rating or downgrades the rating assigned to the Notes so that the Notes no longer have Investment Grade Ratings from the Required Rating Agencies or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries will from such time and thereafter again be subject to the Suspended Covenants and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal, Default or Event of Default will be calculated in accordance with
Section 4.10 as though such covenant had been in effect during the entire period of time from the Issue Date.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01.     Merger, Consolidation and Sale of Property.

                  (a) The Company shall not merge or consolidate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of related transactions, unless:

                  (1) the Company shall be the surviving Person (the "Surviving Person") or the Surviving Person (if other than the Company) formed by such merger or consolidation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                  (2) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal amount of the Notes, any accrued and unpaid interest on such principal amount, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by such Person;

                  (3) immediately before and after giving effect to such transaction or series of related transactions on a pro forma basis (and treating, for purposes of this Section 5.01(a)(3) and Sections 5.01(a)(4) and (5) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of related transactions as having been Incurred by the Surviving Person or Restricted Subsidiary at the time of such transaction or series of related transactions), no Default or Event of Default shall have occurred and be continuing;

                  (4) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, the Company or the Surviving Person (if other than the Company), would be able to Incur at least $1.00 of additional Debt pursuant to Section 4.09(a); provided, however, that this Section 5.01(a)(4) will not be applicable to (i) the Company or a Restricted Subsidiary consolidating with, merging into, conveying, transferring or leasing all or part of its properties and assets, as applicable to the Company or another Subsidiary Guarantor or (ii) the Company or a Restricted Subsidiary merging with an Affiliate of the Company that is organized in any state of the United States with no material assets or liabilities and which merger is solely for the purpose of reincorporating the Company or a Restricted Subsidiary in another jurisdiction; and

                  (5) the Surviving Person shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereof comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

                  (b) None of the Subsidiary Guarantors shall merge or consolidate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of related transactions (other than (i) a merger of a Subsidiary Guarantor with or into another Subsidiary Guarantor or the Company, or a Wholly Owned Subsidiary (other than an Unrestricted Subsidiary) into such Subsidiary Guarantor, (ii) a merger or consolidation of a Subsidiary Guarantor in connection with the sale of such Subsidiary Guarantor to a non Affiliate third party that does not become an Affiliate as a result of such transaction and is otherwise permitted under this Indenture, (iii) any transaction which constitutes an Asset Sale made in compliance with Section 4.12 or (iv) a merger of a Subsidiary Guarantor with an Affiliate that is organized in any state of the United States with no material assets or liabilities and which merger is solely for the purpose of reincorporating such person in another jurisdiction in the United States) unless:

                  (1) the Surviving Person (if not such Subsidiary Guarantor) formed by such merger or consolidation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, limited liability company, trust, partnership or similar entity organized and existing under the laws of United States of America, any State thereof or the District of Columbia;

                  (2) the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by Subsidiary Guarantee in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

                  (3) immediately before and after giving effect to such transaction or series of related transactions on a pro forma basis (and treating, for purposes of this Section 5.01(b)(3) and Sections 5.01(b)(4) and (5) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of related transactions as having been Incurred by the Surviving Person, the Company or such Restricted Subsidiary at the time of such transaction or series of related transactions), no Default or Event of Default shall have occurred and be continuing;

                  (4) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, the Company would be able to Incur at least $1.00 of additional Debt under Section 4.09(a); and

                  (5) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and such Subsidiary Guarantee, if any, in respect thereof comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

                  (c) The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, its predecessor under this Indenture.

SECTION 5.02.     Successor Person Substituted.

                  Upon any consolidation or merger, or any transfer of all or substantially all of the assets of either the Company or any Restricted Subsidiary in accordance with Section 5.01 above, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power the Company or such Restricted Subsidiary under this Indenture with the same effect as if such successor corporation had been named as the Company or such Restricted Subsidiary herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                   ARTICLE SIX

                              DEFAULTS AND REMEDIES

SECTION 6.01.     Events of Default.

                  The following events shall be "Events of Default":

                  (1) the Company defaults in any payment of interest on any Note when the same becomes due and payable and such default continues for a period of 30 days;

                  (2) the Company defaults in the payment of the principal or premium amount of any Note when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

                  (3)      a breach of Section 5.01;

                  (4) a breach of any covenant or agreement in the Notes or in this Indenture (other than a failure that is the subject of the foregoing Section 6.01(1), (2) or (3)) and such failure continues for 60 days after written notice demanding that such default be remedied is given to the Company as specified in this Section 6.01;

                  (5) a default by the Company or any Restricted Subsidiary under any Debt of the Company or any Restricted Subsidiary that results in acceleration of the final maturity of such Debt, or the failure to pay any such Debt at final maturity, in an aggregate principal amount in excess of $20 million, unless the Company or such Restricted Subsidiary is contesting such acceleration in good faith;

                  (6) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A)      commences a voluntary insolvency proceeding;

                           (B) consents to the entry of an order for relief against it in an involuntary insolvency proceeding or consents to its dissolution or winding-up;

                           (C) consents to the appointment of a Custodian of it or for any substantial part of its Property; or

                           (D) makes a general assignment for the benefit of its creditors.

         or takes any comparable action under any foreign laws relating to insolvency; provided, however, that the liquidation of any Restricted Subsidiary into another Restricted Subsidiary, other than as part of a credit reorganization, shall not constitute an Event of Default under this Section 6.01(6);

                  (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against any Significant Subsidiary in an involuntary insolvency proceeding;

                           (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its Property;

                           (C) orders the winding up, liquidation or dissolution of the Company or any Significant Subsidiary;

                           (D) orders the presentation of any plan or arrangement, compromise reorganization of the Company or any Significant Subsidiary; or

                           (E) grants any similar relief under any foreign laws;

         and in each such case the order or decree remains unstayed and in effect for 90 days;

                  (8) any judgment or judgments for the payment of money in an unsecured aggregate amount (net of any amount covered by insurance issued by a reputable and creditworthy insurer that has not contested coverage or reserved rights with respect to the underlying claim) in excess of $20 million at the time are entered against the Company or any Restricted Subsidiary and shall not be waived, satisfied or discharged for any period of 60 consecutive days after such judgment becomes final and nonappealable; or

                  (9) (a) any Subsidiary Guarantee from a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or (b) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Subsidiary Guarantee.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  A Default under Section 6.01(4) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the Notes then outstanding notify the Company (and in the case of such notice by Holders, the Trustee) of the Default and the Company or the Restricted Subsidiary, as applicable does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default and any event that with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02. Acceleration of Maturity; Rescission.

                  If an Event of Default with respect to the Notes (other than an Event of Default specified in Sections 6.01(6) and 6.01(7)) shall have occurred and be continuing, the Trustee or the registered Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the principal amount of all the Notes then outstanding by written notice to the Company and the Trustee, plus accrued but unpaid interest to the date of acceleration. In case an Event of Default specified in Sections 6.01(6) or 6.01(7) shall occur, such amount with respect to all the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the registered Holders of a majority in aggregate principal amount of the Notes then outstanding may rescind and annul such acceleration if
(i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration,
(iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and all other amounts due to the Trustee under Section 7.07 and (v) in the event of the cure or waiver of an Event of Default of the type described in either Section 6.01 (6) or (7), the Trustee shall have received an Officers' Certificate to the effect that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.01(5) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the Payment Default or other default triggering such Event of Default pursuant to Section 6.01(5) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Debt within the grace period provided applicable to such default provided for in the documentation governing such Debt and if (a) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

                  Subject to Section 7.01, in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to Section 7.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

SECTION 6.03. Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. Any such proceeding instituted by the Trustee may be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provisions for the payment of the reasonable compensation, expenses, disbursements of the Trustee and its counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative, to the extent permitted by law. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Company.

SECTION 6.04. Waiver of Past Defaults and Events of Default.

                  Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of Notes at the time outstanding may on behalf of the Holders of all the Notes waive any past Default with respect to such Notes and its consequences by providing written notice thereof to the Company and the Trustee, except a Default (1) in the payment of interest on or the principal of any Note or (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected. In the case of any such waiver, the Company, the Trustee and the Holders of the Notes will be restored to their former positions and rights under this Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 6.05. Control by Majority.

                  The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of the Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes.

SECTION 6.06. Limitation on Suits.

                  No Holder of Notes will have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy hereunder unless:

                  (1) the Holder gives the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to institute such proceeding or to pursue such remedy as trustee;

                  (3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (5) during such 60-day period, the Holders of at least a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

                  However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of, and premium, if any, or interest on, such Note on or after the respective due date expressed in such Note. A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07. No Personal Liability of Directors, Officers, Employees and
              Stockholders.

                  No director, officer, employee or stockholder of the Company, or any Subsidiary Guarantor, shall have any liability for any obligations of the Company, or any Subsidiary Guarantor, under the Notes, the Subsidiary Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws.

SECTION 6.08. Rights of Holders To Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of or premium, if any, or interest, if any, on such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes shall not be impaired or affected without the consent of the Holder.

SECTION 6.09. Collection Suit by Trustee.

                  If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Subsidiary Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid.

SECTION 6.10. Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company or any Subsidiary Guarantor (or any other obligor upon the Notes), its creditors or its Property and, unless prohibited by law, shall be entitled and empowered to collect and receive any monies or other Property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 6.11. Priorities.

                  If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07;

                  SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest (including Additional Interest, if any) as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

                  THIRD: to the Company or, to the extent the Trustee collects any amount from any Subsidiary Guarantor, to such Subsidiary Guarantor.

                  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.

SECTION 6.12. Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01. Duties of Trustee.

                  (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b)      Except during the continuance of an Event of Default:

                  (1) The Trustee need perform only such duties as are specifically set forth in this Indenture and no others.

                  (2) In the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate, subject to the requirement in the preceding sentence, if applicable.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1)      This paragraph does not limit the effect of Section
         7.01(b).

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of a majority in aggregate principal amount of the Notes received by it pursuant to the terms hereof.

                  (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

                  (d) Whether or not therein expressly so provided, Sections 7.01(a), (b), (c) and (e) shall govern every provision of this Indenture that in any way relates to the Trustee.

                  (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any Subsidiary Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

SECTION 7.02. Rights of Trustee.

                  Subject to Section 7.01:

                  (1) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (2) Before the Trustee acts or refrains from acting, it may request an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 12.05. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

                  (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

                  (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters relating to the Notes or this Indenture shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (6) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

                  (7) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (8) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

                  (9) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

                  (10) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not suspended.

SECTION 7.03. Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with either of the Company or any Subsidiary Guarantor, or any Affiliate thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11.

SECTION 7.04. Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Subsidiary Guarantee, it shall not be accountable for the Company's or any Subsidiary Guarantor's use of the proceeds from the sale of Notes or any money paid to the Company or any Subsidiary Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, Subsidiary Guarantee or this Indenture other than its certificate of authentication, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in any Statement of

Eligibility and Qualification on Form T-1 to be supplied to the Company will be true and accurate subject to the qualifications set forth therein.

SECTION 7.05. Notice of Defaults.

                  If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall give to each Holder a notice of the Default within 90 days after it occurs in the manner and to the extent provided in the TIA and otherwise as provided in this Indenture. Except in the case of a Default in payment of the principal of or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of this Indenture), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06. Reports by Trustee to Holders.

                  If required by TIA Section 313(a), within 60 days after May 15 of any year, commencing 2004 the Trustee shall mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c) and TIA Section 313(d).

                  Reports pursuant to this Section 7.06 shall be transmitted by mail:

                  (1) to all Holders of Notes, as the names and addresses of such Holders appear on the Registrar's books; and

                  (2) to such Holders of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

                  A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

SECTION 7.07. Compensation and Indemnity.

                  The Company and the Subsidiary Guarantors shall pay to the Trustee and Agents from time to time such compensation for their services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as shall be agreed upon in writing. The Company and the Subsidiary Guarantors shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by them in connection with the Trustee's duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and external counsel, except any expense disbursement or advance as may be attributable to its willful misconduct, negligence or bad faith.

                  The Company and the Subsidiary Guarantors, jointly and severally, shall fully indemnify each of the Trustee and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys' fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Company and the Subsidiary Guarantors in writing promptly of any claim (a "Claim") of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee or Agent for which it may seek indemnity; provided that the failure by the Trustee or Agent to so notify the Company and the Subsidiary Guarantors shall not relieve the Company and Subsidiary Guarantors of their obligations hereunder except to the extent the Company and the Subsidiary Guarantors are actually prejudiced thereby. In the event that a conflict of interest exists, the Trustee may have separate counsel, which counsel must be reasonably acceptable to the Company and the Company shall pay the reasonable fees and expenses of such counsel. In all other cases, unless it elects not to, the Company shall be entitled to retain counsel and control the defense of any action upon which the referent Claim is based.

                  Notwithstanding the foregoing, the Company and the Subsidiary Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own willful misconduct, negligence or bad faith.

                  To secure the payment obligations of the Company and the Subsidiary Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or Property held or collected by the Trustee and such money or Property held in trust to pay principal of and interest on particular Notes.

                  The obligations of the Company and the Subsidiary Guarantors under this Section 7.07 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Company and each of the Subsidiary Guarantors and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to this Article Seven.

SECTION 7.08. Replacement of Trustee.

                  The Trustee shall comply with Section 313(b) of the TIA, to the extent applicable.

                  The Trustee may resign by so notifying the Company and the Subsidiary Guarantors in writing no later than 15 Business Days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Company and the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

                  (1)      the Trustee fails to comply with Section 7.10 or
         Section 310 of the TIA;

                  (2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under Bankruptcy Law;

                  (3) a receiver or other public officer takes charge of the Trustee or its Property; or

                  (4)      the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, the Subsidiary Guarantors or the Holders of a majority in principal amount of the outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and the Subsidiary Guarantors. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all Property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each

Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Consolidation, Merger, etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10, the successor corporation without any further act shall be the successor Trustee; provided such entity shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10. Eligibility; Disqualification.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5) in every respect. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $50 million as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the provision in Section 310(b)(1).

SECTION 7.11. Preferential Collection of Claims Against Company.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 7.12. Paying Agents.

                  The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

                  (A) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

                  (B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

                  (C) that it will give the Trustee written notice within three (3) Business Days of any failure of the Company (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

                                  ARTICLE EIGHT

                             MODIFICATION AND WAIVER

SECTION 8.01. Without Consent of Holders.

                  (a) The Company and the Trustee may amend this Indenture without the consent of any Holder, for any of the following purposes to:

                  (1)      cure any ambiguity, omission, defect or
         inconsistency;

                  (2)      comply with Section 5.01;

                  (3) provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (4) add additional Subsidiary Guarantees with respect to the Notes;

                  (5)      secure the Notes;

                  (6) add to the covenants of the Company or the Subsidiary Guarantors for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company or the Subsidiary Guarantors;

                  (7) make any change that does not adversely affect the rights of any Holder of the Notes in any material respect;

                  (8) comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;

                  (9) provide for the issuance of Additional Notes in accordance with this Indenture, including the issuance of Additional Notes as restricted securities under the Securities Act and substantially identical Additional Notes pursuant to an Exchange Offer registered with the Commission; or

                  (10) evidence and provide the acceptance of the appointment of a successor Trustee pursuant to the terms of this Indenture.

SECTION 8.02. With Consent of Holders.

                  (a) This Indenture may be amended with the consent of the registered Holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) and any past default or compliance with any provisions may also be waived (except a default in the payment of principal, premium or interest and under Section 8.02(b) below) with the consent of the registered Holders of at least a majority in aggregate principal amount of the Notes then outstanding.

                  (b) However, without the consent of each Holder of an outstanding Note, no amendment may,

                  (1) reduce the amount of Notes whose holders must consent to an amendment, supplement or waiver,

                  (2) reduce the rate of or change the time for payment of interest on any Note,

                  (3) reduce the principal of or change the Stated Maturity of any Note,

                  (4) make any Note payable in money other than that stated in the Note,

                  (5) impair the right of any Holder of the Notes to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes or the Subsidiary Guarantees,

                  (6) (A) release any Subsidiary Guarantor that is a Significant Subsidiary from its obligations under the Subsidiary Guarantees or this Indenture other than pursuant to the terms of this Indenture, or (B) release any security interest that may have been granted in favor of the Holders of the Notes pursuant to Section 4.11 other than pursuant to the terms of this Indenture,

                  (7) modify the provisions of Section 4.08 or the related definitions at any time on or after the Company is obligated to make a Change of Control Offer, or

                  (8) modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Notes or any Subsidiary Guarantee in a manner which adversely affects the Holders.

                  (c) The consent of the Holders of the Notes shall not be necessary to approve the particular form of any proposed amendment. It shall be sufficient if such consent approves the substance of the proposed amendment.

                  (d) After an amendment that requires the consent of the Holders of Notes becomes effective, the Company shall mail to each registered Holder of the Notes at such Holder's address appearing in the security register a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, shall not impair or affect the validity of the amendment.

                  (e) Upon the written request of the Company accompanied by a board resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affect the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

                  Notwithstanding the foregoing, without the consents of the requisite lenders under the Credit Agreement, no amendment may be made to the subordination provisions described in Section 10.06 and Article XI.

SECTION 8.03. Compliance with Trust Indenture Act.

                  Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 8.04. Revocation and Effect of Consents.

                  (a) After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note.

                  (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

SECTION 8.05. Notation on or Exchange of Notes.

                  If an amendment, supplement or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Company) shall request the Holder of the Note (in accordance with the specific written direction of the Company) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, the Guarantors shall endorse and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06. Trustee To Sign Amendments, etc.

                  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 12.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms (subject to customary exceptions).

                                  ARTICLE NINE

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01. Discharge of Liability on Notes; Defeasance.

                  (a) This Indenture shall be discharged and shall cease to be of further effect as to all Notes, and Subsidiary Guarantees, issued hereunder when:

                  (i) either (x) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or (y) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Obligations, or a combination of cash in U.S. dollars and non-callable Government Obligations, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

                  (ii) no Default or Event of Default has occurred and is continuing on the date of the deposit and after giving effect thereto, other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and guaranteeing of any lien securing such borrowing;

                  (iii) the Company or the Subsidiary Guarantors have paid or caused to be paid all sums payable by them under this Indenture; and

                  (iv)     in the event of a deposit as provided in clause
         (i)(x) above the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

                  In addition, at the cost and expense of the Company, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

                  Subject to Sections 9.01(c) and 9.02, the Company may, at its option and at any time, elect to terminate some or all of its obligations and the obligations of the Subsidiary Guarantors under the outstanding Notes, the Subsidiary Guarantees and this Indenture (hereinafter, "Legal Defeasance") except for obligations under Sections 2.04, 2.07 and 2.08 and obligations under the TIA. At any time, the Company may terminate its and the Subsidiary Guarantors' obligations (i) under Sections 4.08 through 4.19, (ii) under Sections 6.01(5), (6) and (7), (8) (with respect to Significant Subsidiaries) and (9) and (iii) under Sections 5.01(a)(4) and (b)(4)on a date the conditions set forth in Section 9.02 are satisfied (hereinafter, "Covenant Defeasance") and thereafter, any omission to comply with any covenant referred to in clause
(b)(i) above will not constitute a Default or Event of Default with respect to the Notes. The Company may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.

                  (c) If the Company exercises its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its Covenant Defeasance option, payment of the Notes may not be accelerated because of an Event of Default as described in Section 6.01(3) (insofar as such Event of Default applies to obligations under Sections 5.01(a)(4) and (b)(4)), under Section 6.01(4) (insofar as such Event of Default applies to obligations under Sections 4.08 through 4.19), under Sections 6.01(5), (6), (7) (in the case of Sections 6.01
(6) and (7), with respect to Significant Subsidiaries only) or under Section 6.01(8) or (9) or the failure of the Company to comply with Section 5.01(b)(4). If the Company exercises its Legal Defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations under its Subsidiary Guarantee, and the Trustee shall execute a release of such Subsidiary Guarantee. If the Company exercises its Covenant Defeasance option, each Subsidiary Guarantor, if any, shall be released from its obligations under its Subsidiary Guarantee.

                  (d) Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (e) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.04, 2.06, 2.07, 2.08, 7.07, 9.05 and 9.06
shall survive until such time as the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 9.05 and 9.06 shall survive.

SECTION 9.02. Conditions to Defeasance.

                  The Legal Defeasance option or the Covenant Defeasance option, in Section 9.01, may be exercised only if:

                  (a) the Company irrevocably deposits in trust with the Trustee money or Government Obligations, or a combination thereof, for the payment of principal of and interest on the Notes to maturity or redemption, as the case may be;

                  (b) the Company delivers to the Trustee a certificate from an internationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any, and interest when due and without reinvestment on the deposited Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be;

                  (c) 123 days pass after the deposit is made and during the 123-day period no Default described in Section 6.01(7) occurs with respect to the Company or any other Person making such deposit which is continuing at the end of the period;

                  (d) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto, other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the guaranteeing of any lien securing such borrowings;

                  (e) such deposit does not constitute a default under any other material agreement or instrument binding on the Company;

                  (f)      in the case of an election of Legal Defeasance under
         Section 9.01, the Company delivers to the Trustee an Opinion of Counsel stating that:

                           (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

                           (2) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law,

         to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance election and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such election had not occurred;

                  (g) in the case of an election of Covenant Defeasance under Section 9.01, the Company delivers to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such election had not occurred; and

                  (h) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to an election under 9.01 have been complied with as required by this Indenture.

SECTION 9.03. Deposited Money and Government Obligations To Be Held in Trust;
              Other Miscellaneous Provisions.

                  All money and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.02(a) in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company and the Subsidiary Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 9.02(a) or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a request of the Company any money or Government Obligations held by it as provided in
Section 9.02(a) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.04. Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any money or Government Obligations in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Subsidiary Guarantor's obligations under this Indenture, the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Obligations in accordance with Section 9.01; provided that if the Company or the Subsidiary Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company or the Subsidiary Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or Paying Agent.

SECTION 9.05. Moneys Held by Paying Agent.

                  In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.02(a), to the Company upon a request of the Company (or, if such moneys had been deposited by the Subsidiary Guarantors, to such Subsidiary Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.06. Moneys Held by Trustee.

                  Any moneys deposited with the Trustee or any Paying Agent or then held by the Company or the Subsidiary Guarantors in trust for the payment of the principal of or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, the Subsidiary Guarantors) upon a request of the Company, or if such moneys are then held by the Company or the Subsidiary Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Subsidiary Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company and the Subsidiary Guarantors, either mail to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.04, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the Subsidiary Guarantors or the release of any money held in trust by the Company or any Subsidiary Guarantors, as the case may be, Holders entitled to the money must look only to the Company and the Subsidiary Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

                                   ARTICLE TEN

                       SUBSIDIARY GUARANTEE OF SECURITIES

SECTION 10.01. Subsidiary Guarantee.

                  The Subsidiary Guarantors, fully and unconditionally, jointly and severally, on an unsecured senior subordinated basis, guarantee to each Holder (i) the due and punctual payment of the principal of, premium (if any) and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all other obligations and due and punctual performance of all obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Note, this Indenture and the Registration Rights Agreement, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Subsidiary Guarantor agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note, this Indenture or the Registration Rights Agreement, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Subsidiary Guarantor.

                  Each Subsidiary Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Debt evidenced thereby and all demands whatsoever, and covenants that this Subsidiary Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof, premium (if any) and interest thereon. Each Subsidiary Guarantor hereby agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Subsidiary Guarantee.

                  The Subsidiary Guarantee of any Subsidiary Guarantor may be released pursuant to Section 4.18 or Section 10.03.

                  The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of any Holder under the Subsidiary Guarantees.

SECTION 10.02. Execution and Delivery of Subsidiary Guarantee.

                  To further evidence the Subsidiary Guarantee set forth in
Section 10.01, each Subsidiary Guarantor hereby agrees, on the Issue Date, that a notation of such Subsidiary Guarantee, substantially in the form included in Exhibit F hereto, shall be endorsed on each Note authenticated and delivered by the Trustee on the Issue Date and such Subsidiary Guarantee shall be executed by either manual or facsimile signature of an Officer or an Officer of a general partner, as the case may be, of each Subsidiary Guarantor. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

                  Each of the Subsidiary Guarantors hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 shall be in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

                  If an Officer of a Subsidiary Guarantor whose signature is on this Indenture or a Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Subsidiary Guarantee is endorsed or at any time thereafter, such Subsidiary Guarantor's Subsidiary Guarantee of such Note shall be valid nevertheless.

                  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Subsidiary Guarantee executed in accordance with Section 10.2 set forth in this Indenture on behalf of the Subsidiary Guarantor.

SECTION 10.03. Release of Subsidiary Guarantors.

                  The Subsidiary Guarantee of any Subsidiary Guarantor will be automatically and unconditionally released and discharged upon any of the following:

                  (A) in connection with the sale of (A) that number of shares of Capital Stock of such Subsidiary Guarantor such that such Subsidiary Guarantor is no longer a Subsidiary of the Company or another Restricted Subsidiary or (B) all or substantially all of the assets of such Subsidiary Guarantor to a Person that is not the Company or another

         Restricted Subsidiary of the Company; provided that such sale complies with Section 4.12;

                  (B) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions of this Indenture;

and in each such case, the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

                  In addition, in the event a Subsidiary becomes a Subsidiary Guarantor solely because it Guarantees other Debt, then upon the full and unconditional release of the Guarantee of such other Debt (provided that the Trustee is given two Business Days written notice of such other release) such Subsidiary Guarantee of such Subsidiary Guarantor shall also be released.

                  The Trustee shall execute any documents reasonably requested by either the Company or a Subsidiary Guarantor in order to evidence the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee endorsed on the Notes and under this Article Ten.

SECTION 10.04. Waiver of Subrogation.

                  Until all the obligations under the Notes and the Subsidiary Guarantees are satisfied in full, each Subsidiary Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's obligations under its Subsidiary Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other Property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
10.04 is knowingly made in contemplation of such benefits.

SECTION 10.05. Notice to Trustee.

                  The Company or any Subsidiary Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or any such Subsidiary Guarantor which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Subsidiary Guarantees. Notwithstanding the provisions of this Article Ten or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Subsidiary Guarantees, unless and until the Trustee shall have received written notice thereof from the Company no later than one Business Day prior to such payment; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 10.05, and subject to the provisions of Sections 7.01 and 7.02, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice referred to in this Section 10.05 at least one Business Day prior to the date upon which by the terms hereof any such payment may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any
Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it less than one Business Day prior to such date.

SECTION 10.06. Subordination of Subsidiary Guarantee.

                  The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee pursuant to this Article Ten shall be junior and subordinated to the Senior Debt of such Subsidiary Guarantor on the same basis as the Notes are junior and subordinated to the Senior Debt of the Company. For the purposes of the foregoing sentence, and notwithstanding anything to the contrary contained herein, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Subsidiary Guarantors (or any Persons acting on their behalf) only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article Eleven, and the Holders of Senior Debt shall have the same rights and remedies provided for in Article Eleven.

                                 ARTICLE ELEVEN

                                  SUBORDINATION

SECTION 11.01. Notes Subordinated to Senior Debt.

                  The Debt evidenced by the Notes and the Subsidiary Guarantees will be unsecured senior subordinated obligations of the Company and the Subsidiary Guarantors, as the case may be. The Notes shall in all respects rank pari passu with all other senior subordinated debt of the Company. The terms of the subordination provisions described in this Article Eleven with respect to the Company's obligations under the Notes apply equally to each Subsidiary Guarantor and the Obligations of such Subsidiary Guarantors under their respective Subsidiary Guarantees.

                  Anything herein to the contrary notwithstanding, the Company, for itself and its successors, and each Holder agrees that the payment of all Obligations owing on, or relating to, the Notes to the Holders is subordinated, to the extent and in the manner provided in this Article Eleven, to the prior payment in full in cash or Temporary Cash Investments (or any other consideration acceptable to the holders of Senior Debt) of all Obligations on Senior Debt (including all Obligations with respect to each Credit Facility), whether outstanding on the Issue Date or thereafter Incurred. Notwithstanding the provisions of this Article Eleven, payments and distributions made relating to the Notes pursuant to a trust fund established under Section 9.03 pursuant to the terms of Article Nine (so long as all of the applicable conditions contained in Article Nine were satisfied at the time of such payment) shall not be subordinated to Senior Debt under this Article Eleven.

                  This Article Eleven shall constitute a continuing benefit to all Persons who become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

SECTION 11.02. Suspension of Payment When Senior Debt Is in Default.

                  (a) Neither the Company nor any Subsidiary Guarantor shall be permitted to pay principal of, premium, if any, or interest (or other amounts) on the Notes or Subsidiary Guarantee, as the case may be, or make any further deposit pursuant to Section 9.02 and may not repurchase, redeem or otherwise retire for value or make any payment of any kind with respect to any Notes (collectively, "pay the Notes") if:

                  (1) a Payment Default on any Designated Senior Debt (including upon any acceleration of the maturity thereof) occurs and is continuing; or

                  (2) any other default (other than a Payment Default) on any Designated Senior Debt occurs and is continuing that permits Holders of Designated Senior Debt to accelerate the maturity thereof (a "Non-payment Default") and, if the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Representative of any Designated Senior Debt, then during the period (the "Payment Blockage Period") beginning upon the delivery of such Payment Blockage Notice and ending on the earliest of (x) the date on which such Non-payment Default is cured or waived or will have ceased to exist (so long as no other Non-payment Default exists), (y) 180 days after the date on which the applicable Payment Blockage Notice is received, and (z) the date on which the Trustee receives notice thereof from the Representative for the respective issue of Designated Senior Debt terminating the Payment Blockage Period, neither the

         Company nor any other Person on its behalf shall (i) pay the Notes or
         (ii) acquire any of the Notes for cash or Property or otherwise.

         Payments on a Note or any Subsidiary Guaranty may and shall be resumed:

                  (1) in the case of a Payment Default upon the date on which such default is cured or waived or will have ceased to exist; and

                  (2) in the case of a Non-payment Default, upon the termination of such Payment Blockage Period.

                  (b) Notwithstanding anything herein to the contrary, (x) in no event shall a Payment Blockage Period extend beyond 180 days from the date the applicable Payment Blockage Notice is received by the Trustee and (y) only one such Payment Blockage Period may be commenced in any 360-day period, regardless of the number of defaults with respect to such period.

                  (c) No known default (other than a Payment Default) that existed upon the commencement of a Payment Blockage Notice (whether or not such default is on the same Designated Senior Debt) shall be made the basis for the commencement of any other Payment Blockage Notice, unless such default has been cured or waived or will have ceased to exist for a period of not less than 90 consecutive days subsequent to the commencement of such initial Payment Blockage Notice (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of such Payment Blockage Notice that, in either case, would give rise to an a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new a default for this purpose).

                  (d) Unsecured Debt is not deemed to be subordinate or junior to secured Debt merely because it is unsecured or because the secured Debt receives priority in respect of asset sales, cash flows or other prepayments and Debt which has different security or different priorities in the same security will not be deemed subordinate or junior to secured Debt no matter what the differences are.

                  (e) If payment or distribution of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of Senior Debt or the Representative of such holders of the acceleration.

                  (f) No provision contained in this Indenture or the Notes will affect the Company's obligation, which is absolute and unconditional, to pay the Notes when due. The subordination provisions of this Indenture and the Notes will not prevent the occurrence of any Default or Event of Default under this Indenture or limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the Notes.

                  (g) The terms of the subordination provisions described above will not apply to payments from money or of Government Obligations, or a combination thereof, held in trust and deposited at a time when permitted by the subordination provisions of this Section by the Trustee for the payment of principal of, premium (if any) and interest on the Notes pursuant to Section 9.02.

                  (h) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by the foregoing provisions of this Section 11.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Designated Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear.

                  (i) The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt.

                  Nothing contained in this Article Eleven shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Notes and all other Obligations owing under the Notes pursuant to Article Six or to pursue any rights or remedies hereunder (subject to the rights, if any, under this Article Eleven, of the holders of Senior Debt in respect of cash, Property or securities of the Company received upon the exercise of any such remedy); provided that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Temporary Cash Investments before the Holders are entitled to receive any payment of any kind or character with respect to Obligations owing on, or with respect to, the Notes.

SECTION 11.03. Obligations Subordinated to Prior Payment of All Senior Debt on
               Dissolution, Liquidation or Reorganization of Company.

                  (a) Upon any payment or distribution of assets of either the Company or any Subsidiary Guarantor or its Property of any kind or character, whether in cash, Property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or any Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or any Subsidiary Guarantor or its assets, whether voluntary or involuntary, all Obligations in respect of Senior Debt due or to become due shall first be paid in full in cash, Temporary Cash Investments or any other consideration acceptable to the holders of Senior Debt (including interest after the commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowed claim in any such proceeding), before any payment or distribution of any kind or character is made on account of any Obligations on, or with respect to, the Notes or for the acquisition of any of the Notes for cash or Property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company or any Subsidiary Guarantor of any kind or character, whether in cash, Property or securities, to which the Holders or the Trustee would be entitled, except for the provisions hereof, shall be paid by the Company or any Subsidiary Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee if received by it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Temporary Cash Investments after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

                  (b) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

                  It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding paragraph) of the Company's obligation to make any distribution or payment pursuant to any Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Senior Debt in cash or Temporary Cash Investments, shall have no force or effect for purposes of the subordination provisions contained in this Article Eleven, with any turnover of payments as otherwise calculated pursuant to this Article Eleven to be made as if no such diminution had occurred.

                  (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, Property or securities, shall be received by the Trustee or any Holder when such payment or distribution is prohibited by this Section 11.03, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Temporary Cash Investments, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

SECTION 11.04. Payments May Be Paid Prior to Dissolution.

                  Nothing contained in this Article Eleven or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections 11.02 and 11.03, from making payments at any time for the purpose of making payments of principal of and interest on the Obligations owing under the Notes, or from depositing with the Trustee any monies for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 11.02 or 11.03, the application by the Trustee of any monies deposited with it for the purpose of making such payments of principal of, and interest on, the Obligations owing under the Notes to the Holders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable the Trustee shall have actually received the written notice provided for in Section 11.13, Section 11.02(a)(2) or in the last sentence of this Section 11.04 (provided that, notwithstanding the foregoing, the Holders receiving any payments made in contravention of Sections 11.02 and/or 11.03 (and such payments) shall otherwise be subject to the provisions of Sections 11.02 and 11.03). The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

SECTION 11.05. Holders To Be Subrogated to Rights of Holders of Senior Debt.

                  Subject to the payment in full in cash or Temporary Cash Investments of all Senior Debt, the Holders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, Property or securities of the Company applicable to the Senior Debt until the Obligations owing under the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article Eleven, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article Eleven are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

SECTION 11.06. Obligations of the Company Unconditional.

                  Nothing contained in this Article Eleven or elsewhere in this Indenture is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders, the Obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Obligations owing under the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Debt, nor shall anything herein or therein prevent any Holder or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eleven, of the holders of Senior Debt in respect of cash, Property or securities of the Company received upon the exercise of any such remedy.

SECTION 11.07. Reliance on Judicial Order or Certificate of Liquidating Agent.

                  Whenever a distribution is to be made or a notice given to holders of Designated Senior Debt, the distribution may be made and the notice given to their Representative.

                  Upon any payment or distribution of assets of the Company referred to in this Article Eleven, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven. Nothing in this Article Eleven shall apply to the claims of, or payments to, the Trustee in its capacity as such under or pursuant to Section 7.07. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee or representative on behalf of any such holder.

                  In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Eleven, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Eleven, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 11.08. Subordination Rights Not Impaired by Acts or Omissions of the
               Company or Holders of Senior Debt.

                  No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt or Senior Debt of any Subsidiary Guarantor ("Guarantor Senior Debt") may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article Eleven or the obligations hereunder of the Holders to the holders of the Senior Debt or Guarantor Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or Guarantor Senior Debt, or otherwise amend or supplement in any manner Senior Debt or Guarantor Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt or Guarantor Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any Property pledged, mortgaged or otherwise securing Senior Debt or Guarantor Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt or Guarantor Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 11.09. Holders Authorize Trustee To Effectuate Subordination of
               Obligations.

                  Each Holder authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders, the subordination provided in this Article Eleven, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Obligations owing under the Notes and accrued interest in the form required in those proceedings.

                  If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative shall have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Obligations owing under the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 11.10. This Article Eleven Not To Prevent Events of Default.

                  The failure to make a payment on account of principal of or interest on the Obligations owing under the Notes by reason of any provision of this Article Eleven will not be construed as preventing the occurrence of an Event of Default.

SECTION 11.11. Amendments or Modifications to Article Eleven.

                  No amendment of, or supplement or waiver to, this Indenture shall adversely affect the rights of any holder of Senior Debt under this Article Eleven or Article Twelve without the consent of such holder of Senior Debt. Notwithstanding anything to the contrary contained in this Indenture (but without limiting the provisions of the immediately preceding sentence), no amendment or modification to any provision of this Article Eleven or the related definitions used herein (other than to cure any ambiguity, defect, mistake or inconsistency herein, so long as such amendment or modification does not adversely affect the rights of the holders of any Senior Debt then outstanding) shall be permitted without the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes) or, if required by Section 8.02, by each Holder affected.

SECTION 11.12. Acceleration of Notes.

                  If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

SECTION 11.13. Notice to Trustee; Rights of Trustee and Paying Agent.

                  The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee or any Holder in respect of the Notes or under any Subsidiary Guarantee pursuant to the provisions of this Article Eleven although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein. Notwithstanding the provisions of this Article Eleven or any other provision of this Indenture, neither the Trustee nor any Paying Agent shall be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee or such Paying Agent, and (in the absence of actual knowledge that the respective payment will violate the applicable provisions of this Article Eleven) the Trustee and such Paying Agent may continue to make payments on the Notes, unless the Trustee or such Paying Agent shall have received, at least one Business Day prior to the date of such payment, written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article Eleven (although the receipt of such payment shall otherwise be subject to the applicable provisions of this Article Eleven). Only the Company, a Subsidiary Guarantor, a holder of Senior Debt or a Representative thereof may give the notice. Nothing in this Article Eleven shall impair the claims of, or payments to, the Trustee in its capacity as such under or pursuant to Section 7.07. Nothing in this Section
11.13 is intended to or shall relieve any Holder of Notes from the obligations imposed under Sections 11.02 and 11.03 with respect to other distributions received in violation of the provisions hereof.

                  The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

SECTION 12.01. Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

                  The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 12.02. Notices.

                  Except for notice or communications to Holders, any notice or communication shall be given in writing and when received if delivered in person, when receipt is acknowledged if sent by facsimile, on the next Business Day if timely delivered by a nationally recognized courier service that guarantees overnight delivery or two Business Days after deposit if mailed by first-class mail, postage prepaid, addressed as follows:

                  If to the Company and/or the Subsidiary Guarantors:

                           Quintiles Transnational Corp.
                           4709 Creekstone Drive
                           Riverbirch Building, Suite 200
                           Durham, North Carolina  27703-8411
                           Attn:  General Counsel

                  With a copy to:

                           Smith, Anderson, Blount, Dorsett, Mitchell &
                            Jernigan, L.L.P.
                           2500 First Union Capital Center
                           Post Office Box 2611
                           Raleigh, North Carolina 27602-2611
                           Fax: (919) 821-6800
                           Telephone: (919) 821-1220
                           Attn: Gerald F. Roach, Esq.
                                 Lee M. Kirby, Esq.

                  and

                           Morgan, Lewis & Bockius LLP
                           101 Park Avenue
                           New York, NY  10178
                           Fax: 212-309-6273
                           Phone: 212-309-6000
                           Attn: Ira White, Esq.

                  If to the Trustee, Registrar or Paying Agent:

                           Wells Fargo Bank Minnesota, N.A.
                           213 Court Street
                           Suite 703
                           Middletown, CT 06457
                           Fax: 860 704-6219
                           Telephone: 860-704-6217
                           Attn: Corporate Trust Services


                  Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

                  The Company, the Subsidiary Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

                  In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 12.03. Communications by Holders with Other Holders.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take any action under this Indenture (except for the issuance of Notes on the Issue Date), the Company or such Subsidiary Guarantor shall furnish to the Trustee:

                  (1) an Officers' Certificate (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05. Statements Required in Certificate and Opinion.

                  Each certificate (other than certificates provided pursuant to Section 4.06) and opinion with respect to compliance by or on behalf of the Company or any Subsidiary Guarantor with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the Person delivering such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 12.06. Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 12.07. Legal Holidays.

                  A "Legal Holiday" is a Saturday, a Sunday or other day on which (i) commercial banks in the City of New York are authorized or required by law to close or (ii) the New York Stock Exchange is not open for trading. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.08. Governing Law.

                  This Indenture, the Notes and the Subsidiary Guarantees shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

SECTION 12.09. No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 12.10. Successors.

                  All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

SECTION 12.11. Multiple Counterparts.

                  The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SECTION 12.12. Table of Contents, Headings, etc.

                  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.13. Separability.

                  Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                                    QUINTILES TRANSNATIONAL CORP.

                                    By: /s/ John S. Russell
                                        ------------------------------------
                                        John S. Russell
                                        Executive Vice President

                                    BENEFIT HOLDING, INC.
                                    BENEFIT TRANSNATIONAL HOLDING CORP.
                                    BIOGLAN PHARMACEUTICALS COMPANY
                                    INNOVEX (NORTH AMERICA) INC.
                                    INNOVEX AMERICA HOLDING COMPANY
                                    INNOVEX MERGER CORP.
                                    MEDCOM, INC.
                                    PHARMABIO DEVELOPMENT, INC.
                                    PHARMA INFORMATICS, INC.
                                    PMSI DATABASE SERVICES, INC.
                                    PMSI FINANCE LIMITED
                                    PMSI HOLDINGS LIMITED
                                    PMSI SCOTT-LEVIN, INC.
                                    Q.E.D COMMUNICATIONS, INC.
                                    QFINANCE, INC.
                                    QUINTILES ASIA, INC.
                                    QUINTILES CLINICAL SUPPLIES AMERICAS, INC.
                                    QUINTILES FEDERATED SERVICES, INC.
                                    QUINTILES, INC.
                                    QUINTILES INFORMATICS, INC.
                                    QUINTILES LABORATORIES LIMITED
                                    QUINTILES LATIN AMERICA, INC.
                                    QUINTILES PACIFIC, INC.
                                    QUINTILES PHASE ONE SERVICES, INC.
                                    QUINTILES SCOTT-LEVIN, INC.
                                    QUINTILES TECHNOLOGIES, INC.
                                    SOURCE INFORMATICS EUROPEAN FINANCE, INC.
                                    SOURCE INFORMATICS EUROPEAN HOLDINGS, INC.
                                    THE LEWIN GROUP, INC.

                                    By: /s/ John S. Russell
                                        --------------------------------------
                                        John S. Russell
                                        President

                                    INNOVEX, L.P.

                                    INNOVEX AMERICAN HOLDING COMPANY,
                                    as General Partner

                                    By: /s/ John S. Russell
                                        ----------------------------------------
                                        John S. Russell
                                        President

                                    MSM GROUP LIMITED PARTNERSHIP,
                                    as Limited Partner

                                        QUINTILES PACIFIC, INC.,
                                        as General Partner

                                        By: /s/ John S. Russell
                                            ------------------------------------
                                            John S. Russell
                                            President

                                        INNOVEX (NORTH AMERICA) INC.,
                                        as Limited Partner

                                        By: /s/ John S. Russell
                                            ------------------------------------
                                            John S. Russell
                                            President

                                    INNOVEX NEVADA LIMITED PARTNERSHIP

                                    QUINTILES PACIFIC, INC.,
                                    as General Partner

                                    By: /s/ John S. Russell
                                        ----------------------------------------
                                        John S. Russell
                                        President

                                    INNOVEX (NORTH AMERICA) INC.,
                                    as Limited Partner

                                    By: /s/ John S. Russell
                                        ----------------------------------------
                                        John S. Russell
                                        President

                                    INNOVEX SUPPORT SERVICES LIMITED PARTNERSHIP

                                    INNOVEX AMERICA HOLDING COMPANY,
                                    as General Partner

                                    By: /s/ John S. Russell
                                        ----------------------------------------
                                        John S. Russell
                                        President

                                    INNOVEX NEVADA LIMITED PARTNERSHIP,
                                    as Limited Partner

                                        QUINTILES PACIFIC, INC.
                                        as General Partner

                                        By: /s/ John S. Russell
                                            ------------------------------------
                                            John S. Russell
                                            President

                                        INNOVEX (NORTH AMERICA) INC.,
                                        as Limited Partner

                                        By: /s/ John S. Russell
                                            ------------------------------------
                                            John S. Russell
                                            President

                                    MSM GROUP LIMITED PARTNERSHIP

                                    QUINTILES PACIFIC, INC.,
                                    as General Partner

                                    By: /s/ John S. Russell
                                        ----------------------------------------
                                        John S. Russell
                                        President

                                    INNOVEX (NORTH AMERICA) INC.,
                                    as Limited Partner

                                    By: /s/ John S. Russell
                                        ----------------------------------------
                                        John S. Russell
                                        President

                                    QUINTILES TRANSFER, L.L.C.

                                    QUINTILES PACIFIC, INC.,
                                    as sole Member

                                    By: /s/ John S. Russell
                                        ----------------------------------------
                                        John S. Russell
                                        President

                                    SOURCE INFORMATICS EUROPEAN HOLDINGS, LLC

                                    SOURCE INFORMATICS EUROPEAN HOLDINGS, INC., as sole Member

                                    By: /s/ John S. Russell
                                        ----------------------------------------
                                        John S. Russell
                                        President

                                    QUINTILES AUSTRIAN HOLDINGS, LLC

                                    QUINTILES TRANSNATIONAL CORP.
                                    as sole Member

                                    By: /s/ John S. Russell
                                        ----------------------------------------
                                        John S. Russell
                                        Executive Vice President

                                    WELLS FARGO BANK MINNESOTA, N.A.,
                                    as Trustee

                                    By: /s/ Joseph O'Donnell
                                        ----------------------------------------
                                        Name: Joseph O'Donnell
                                        Title:

                                                                       EXHIBIT A

                  CUSIP

                          QUINTILES TRANSNATIONAL CORP.

No.                                                               $

                  $       10% SENIOR SUBORDINATED NOTE DUE 2013

                  QUINTILES TRANSNATIONAL CORP., a North Carolina corporation, as issuer (the "Company"), for value received, promises to pay to CEDE & CO. or
registered assigns the principal sum of $         on        , 2013.

                  Interest Payment Dates: April 1 and October 1

                  Record Dates: March 15 and September 15.

                  Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

                                           QUINTILES TRANSNATIONAL CORP.

                                           By: _________________________________
                                               John S. Russell
                                               Executive Vice President

                          Certificate of Authentication

                  This is one of the 10% Senior Subordinated Notes Due 2013 referred to in the within-mentioned Indenture.

                                           WELLS FARGO BANK MINNESOTA, N.A., as
                                            Trustee

                                           By: _________________________________

Dated:

                            [FORM OF REVERSE OF NOTE]

                          QUINTILES TRANSNATIONAL CORP.

                      10% SENIOR SUBORDINATED NOTE DUE 2013

                  1. Interest. QUINTILES TRANSNATIONAL CORP., a North Carolina corporation, as issuer (the "Company"), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 10% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including September 25, 2003 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each April 1 and October 1, commencing April 1, 2004.* Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.

                  2. Method of Payment. The Company will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on March 15 or September 15 immediately preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay to the Paying Agent principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. If a Holder has given wire transfer instructions to the Company, the Company may pay, or cause to be paid by the Paying Agent, all principal, interest and Additional Interest (as defined herein), if any, on the Holder's Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

                  3. Paying Agent and Registrar. Initially, Wells Fargo Bank Minnesota, N.A. (the "Trustee") will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

-------------------

* With respect to Additional Notes, Interest will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date such Additional Notes are issued.

                  4. Indenture. The Company issued the Notes under an Indenture dated as of September 25, 2003 (the "Indenture") between the Company, the Subsidiary Guarantors and the Trustee. This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Each Holder of a Note agrees to and shall be bound by such provisions. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

                  5. Optional Redemption. (a) Except as set forth below, the Notes will not be redeemable at the option of the Company prior to October 1, 2008. Thereafter, the Company may redeem all or any portion of the Notes, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice, at the following redemption prices, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 1 of the years set forth below and are expressed as percentages of principal amount:

Redemption                                                                        Redemption
   Year                                                                              Price
----------                                                                        ----------
2008....................................................................           105.000%
2009....................................................................           103.333%
2010....................................................................           101.667%
2011 and thereafter.....................................................           100.000%

                  (b) At any time on or prior to October 1, 2008, the Notes may also be redeemed or purchased, by or on behalf of the Company, in whole, or any portion thereof, at the Company's option (a "Pre-2008 Redemption"), at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to the date of redemption or purchase pursuant to such Pre-2008 Redemption (the "Pre-2008 Redemption Date") (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such Pre-2008 Redemption or purchase may be made upon notice mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the Redemption Date. The Company may provide in such notice that payment of such price and performance of the Company's obligations with respect to such redemption or purchase may be performed by another Person.

                  "Applicable Premium" means, with respect to a Note at any Pre-2008 Redemption Date, the excess of (A) the present value at such Pre-2008 Redemption Date of (1) the redemption price of such Note on October 1, 2008 (as set forth in the table above) plus (2) all required remaining scheduled interest payments due on such Notes through October 1, 2008, computed using a discount rate equal to the Treasury Rate plus 50 basis points over (B) the principal amount of such Note on such Pre-2008 Redemption Date. Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person (other than the Trustee) as the Company shall designate.

                  "Treasury Rate" means, with respect to a Pre-2008 Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business days prior to such Pre-2008 Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Pre-2008 Redemption Date to October 1, 2008; provided, however, that if the period from such Pre-2008 Redemption Date to October 1, 2008 is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Pre-2008 Redemption Date to October 1, 2008 is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.

                  Any notice to Holders of the Notes of a Pre-2008 Redemption hereunder needs to include the appropriate calculation of the redemption price, but does not need to include the redemption price itself. The actual redemption price, calculated as described above, must be set forth in an Officers' Certificate of the Company delivered to the Trustee no later than two Business days prior to the Pre-2008 Redemption Date.

                  (c) From time to time prior to October 1, 2006, the Company may redeem up to a maximum of 40% of the aggregate principal amount of the Notes issued under the Indenture prior to such date, with the proceeds of one or more Qualified Equity Offerings, at a redemption price equal to 110% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 60% of the aggregate principal amount of Notes issued under the Indenture prior to such date remains outstanding. Any such redemption shall be made within 120 days of such Qualified Equity Offering upon not less than 30 nor more than 60 days' prior notice.

                  (d) The Trustee will select Notes called for redemption pursuant to this paragraph 5 as set forth in the Indenture; provided that no Notes of $1,000 or less shall be redeemed in part. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption pursuant to this paragraph 5 hereto become due on the date fixed for redemption. On and after the Redemption Date, interest stops accruing on Notes or portions of them called for redemption.

                  6. Notice of Redemption. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

                  7. Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

                  8. Registration Rights. (a) Pursuant to a Registration Rights Agreement among the Company, the Subsidiary Guarantors and the Initial Purchasers named therein (the "Registration Rights Agreement") and subject to the further limitations and conditions set forth therein, the Company will be obligated to consummate an exchange offer (the "Exchange Offer") pursuant to which the Holder of this Note shall have the right to exchange this Note for Notes which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes.

                  (b) If (i) within 180 days after the Issue Date of the Notes, neither the Exchange Offer Registration Statement nor, if required to be filed pursuant to section 3(a)(i), (ii) or (iii) of the Registration Rights Agreement, any Shelf Registration Statement has been filed with the Commission;
(ii) within 30 days after a Shelf Registration Statement is required to be filed pursuant to Section 3(a)(i), (ii) or (iii), so long as such 30th day is a day after the 180th day following the Issue Date, the Shelf Registration Statement has not been filed with Commission; (iii) within 270 days after the Issue Date of the Notes, the Exchange Offer Registration Statement has not been declared effective as required by Section 2(a) of the Registration Rights Agreement; (iv) within 300 days after the Issue Date of the Notes, neither the Exchange Offer has been consummated nor, if required to be filed pursuant to section 3(a)(i),
(ii) or (iii) of the Registration Rights Agreement, the Shelf Registration Statement has been declared effective; (v) within 60 days of the day on which the obligation to file a Shelf Registration Statement arises solely pursuant to
Section 3(a)(iv) of the Registration Rights Agreement the Company and Subsidiary Guarantors fail to file such Shelf Registration Statement, with the Commission;
(vi) within 60 days of the day on which the obligation to have a Shelf Registration Statement declared effective arises solely pursuant to Section 3(a)(iv) of the Registration Rights Agreement, such Shelf Registration Statement has not been declared effective; or (vii) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or fails to be useable (subject, in the case of the Shelf Registration Statement, to the exceptions set forth in the Registration Rights Agreement) in connection with resales of the Notes or Exchange Securities other than in accordance with and during the periods specified in Sections 2 and 3 of the Registration Rights Agreement (each such event referred to in clauses (i) through (vii), a "Registration Default"), "Additional Interest" (as defined in the Registration Rights Agreement) will accrue on the terms and in the amounts set forth in the Registration Rights Agreement.

                  9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the redemption of Notes, except the unredeemed portion of any Note being redeemed in part.

                  10. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

                  11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

                  12. Amendment, Supplement, Waiver, Etc. The Company, the Subsidiary Guarantors, if any, and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, providing for the assumption by a successor to the Company of its obligations under the Indenture and making any change that does not materially and adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company, the Subsidiary Guarantors, if any, and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

                  13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Debt, pay dividends on, redeem or repurchase its Capital Stock, make certain investments, sell assets, create restrictions on the payment of dividends or other amounts to the Company from its Restricted Subsidiaries, enter into transactions with Affiliates, expand into unrelated businesses, create liens or consolidate, merge or sell all or substantially all of the assets of the Company and its Restricted Subsidiaries and requires the Company to provide reports to Holders of the Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

                  14. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.

                  15. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Sections 6.01(6) and 6.01(7) of the Indenture) occurs and is continuing, then, and in each and every such case, either the Trustee, by notice in writing to the Company, or the Holders of not less than 25% of the principal amount of the Notes then outstanding, by notice in writing to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare due and payable, if not already due and payable, the principal of and any accrued and unpaid interest on all of the Notes; and upon any such declaration all such amounts upon such Notes shall become and be immediately due and payable, anything in the Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Sections 6.01(6) and 6.01(7) of the Indenture occurs, then the principal of and any accrued and unpaid interest on all of the Notes shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest on the Notes or a default in the observance or performance of any of the obligations of the Company under Article Five of the Indenture) if it determines that withholding notice is in their best interests.

                  16. Trustee Dealings with Company. Subject to certain limitations imposed by the Trust Indenture Act, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

                  17. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, agent, member or stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Subsidiary Guarantors, as such, shall have any liability for any obligations of the Subsidiary Guarantors under the Subsidiary Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes and Subsidiary Guarantees by accepting a Note and a Subsidiary Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Notes and the Subsidiary Guarantees.

                  18. Discharge. The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

                  19. Subsidiary Guarantees. The Notes will be entitled to the benefits of certain Subsidiary Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

                  20. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

                  21. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. The Trustee, the Company and the Subsidiary Guarantors agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

                  22. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                           Quintiles Transnational Corp.
                           4709 Creekstone Drive
                           Riverbirch Building, Suite 200
                           Durham, North Carolina 27703-8411
                           Attn:  General Counsel

                  With a copy to:

                           Smith, Anderson, Blount, Dorsett, Mitchell &
                              Jernigan, L.L.P.
                           2500 First Union Capital Center
                           Post Office Box 2611
                           Raleigh, North Carolina  27602-2611

                                   ASSIGNMENT

         I or we assign and transfer this Note to:

________________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

         and irrevocably appoint:

         Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date: _______________      Your Signature: ____________________________________
                                          (Sign exactly as your name appears on
                                           the other side of this Note)

Signature Guarantee: ______________________________

                               SIGNATURE GUARANTEE

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.08 or Section 4.12 of the Indenture, check the appropriate box:

                  [ ]      Section 4.08            [ ]      Section 4.12

                  If you want to have only part of the Note purchased by the Company pursuant to Section 4.08 or Section 4.12 of the Indenture, state the amount you elect to have purchased:

$ ____________________________
      (multiple of $1,000)

Date: ________________________

                           Your Signature: ____________________________________
                                            (Sign exactly as your name appears
                                             on the face  of this Note)

______________________________
         Signature Guaranteed

                               SIGNATURE GUARANTEE

                  Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B

        [FORM OF LEGEND FOR 144A SECURITIES AND OTHER SECURITIES THAT ARE
                             RESTRICTED SECURITIES]

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE
HOLDER:

         (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (A) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI");

         (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULES 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

         (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS NOTE CONTAINS A

PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

        [FORM OF ASSIGNMENT FOR 144A SECURITIES AND OTHER SECURITIES THAT
                                       ARE
                             RESTRICTED SECURITIES]

         I or we assign and transfer this Note to:

________________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

         and irrevocably appoint:

         Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

                                   [Check One]

         [ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

         or

         [ ] (b) this Note is being transferred other than in accordance with
(a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

         If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date: _________________     Your Signature: ____________________________________
                                            (Sign exactly as your name
                                             appears on the face of this Note)

Signature Guarantee: ___________________________________________________________

                               SIGNATURE GUARANTEE

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED

                  The transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act, and, accordingly, the transferor hereby further certifies that the beneficial interest or certificated Note is being transferred to a Person that the transferor reasonably believed and believes is purchasing the beneficial interest or certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such transfer is in compliance with any applicable securities laws of any state of the United States. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or certificated Note will be subject to the restrictions on transfer enumerated on the Rule 144A Notes and/or the certificated Note and in the Indenture and the Securities Act.

Dated: _____________________    ________________________________________________
                                NOTICE: To be executed by an executive
                                        officer

                                                                       EXHIBIT C

                     [FORM OF LEGEND FOR REGULATION S NOTE]

                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS UNLESS REGISTERED UNDER THE ACT OR EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT.

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE
HOLDER:

         (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (A) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI");

         (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULES 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

         (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS NOTE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

         [FORM OF ASSIGNMENT FOR REGULATION S NOTE]

         I or we assign and transfer this Note to:

________________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

         and irrevocably appoint:

         Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

                                   [Check One]

         [ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Regulation S thereunder.

         or

         [ ] (b) this Note is being transferred other than in accordance with
(a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

         If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date: ______________   Your Signature: ________________________________________
                                       (Sign exactly as your name appears on the face of this Note)

Signature Guarantee: ___________________________________________________________

                               SIGNATURE GUARANTEE

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED

                  The transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the transferor hereby further certifies that (i) the transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the transferee was outside the United States or such transferor and any Person acting on its behalf reasonably believed and believes that the transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the restricted period under Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or certificated Note will be subject to the restrictions on transfer enumerated on the Regulation S Notes and/or the certificated Note and in the Indenture and the Securities Act.

Dated: ______________________     ______________________________________________
                                  NOTICE: To be executed by an executive officer

                                                                       EXHIBIT D

                        [FORM OF LEGEND FOR GLOBAL NOTE]

                  ANY GLOBAL NOTE AUTHENTICATED AND DELIVERED HEREUNDER SHALL BEAR A LEGEND (WHICH WOULD BE IN ADDITION TO ANY OTHER LEGENDS REQUIRED IN THE CASE OF A RESTRICTED NOTE) IN SUBSTANTIALLY THE FOLLOWING FORM:

                  THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT E

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

Wells Fargo Bank Minnesota, N.A.
213 Court Street
Suite 703
Middletown, CT 06457

Attention:  Corporate Trust Services

             Re: Quintiles Transnational Corp., a North Carolina corporation, as issuer (the "Company"), 10% Senior
                    Subordinated Notes Due 2013 (the "Notes")

Dear Sirs:

                  In connection with our proposed sale of $         aggregate
principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Notes was not made to a U.S. person or to a person in the United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 904(a) of Regulation S;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

                  You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                               Very truly yours,

                                               [Name of Transferor]

                                               By: _____________________________

                                                                       EXHIBIT F

                              SUBSIDIARY GUARANTEES

                  Each of the undersigned (the "Subsidiary Guarantors") hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of September 25, 2003 by and among Quintiles Transnational Corp., a North Carolina corporation, as issuer (the "Company"), the Subsidiary Guarantors, as guarantors, and Wells Fargo Bank Minnesota, N.A., as Trustee (as amended, restated or supplemented from time to time, the "Indenture"), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  The obligations of the Subsidiary Guarantors to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Subsidiary Guarantee. Each Holder of the Note to which this Subsidiary Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

                  Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by such Subsidiary Guarantor after giving effect to all of its other contingent and fixed liabilities without rendering such Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                         [Signatures on Following Pages]

                  IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Subsidiary Guarantee to be signed by a duly authorized officer.

                                      BENEFIT HOLDING, INC.
                                      BENEFIT TRANSNATIONAL HOLDING CORP.
                                      BIOGLAN PHARMACEUTICALS COMPANY
                                      INNOVEX (NORTH AMERICA) INC.
                                      INNOVEX AMERICA HOLDING COMPANY
                                      INNOVEX MERGER CORP.
                                      MEDCOM, INC.
                                      PHARMABIO DEVELOPMENT, INC.
                                      PHARMA INFORMATICS, INC.
                                      PMSI DATABASE SERVICES, INC.
                                      PMSI FINANCE LIMITED
                                      PMSI HOLDINGS LIMITED
                                      PMSI SCOTT-LEVIN, INC.
                                      Q.E.D COMMUNICATIONS, INC.
                                      QFINANCE, INC.
                                      QUINTILES ASIA, INC.
                                      QUINTILES CLINICAL SUPPLIES AMERICAS, INC.
                                      QUINTILES FEDERATED SERVICES, INC.
                                      QUINTILES, INC.
                                      QUINTILES INFORMATICS, INC.
                                      QUINTILES LABORATORIES LIMITED
                                      QUINTILES LATIN AMERICA, INC.
                                      QUINTILES PACIFIC, INC.
                                      QUINTILES PHASE ONE SERVICES, INC.
                                      QUINTILES SCOTT-LEVIN, INC.
                                      QUINTILES TECHNOLOGIES, INC.
                                      SOURCE INFORMATICS EUROPEAN FINANCE, INC.
                                      SOURCE INFORMATICS EUROPEAN HOLDINGS, INC.
                                      THE LEWIN GROUP, INC.

                                      By: ______________________________________
                                          John S. Russell
                                          President

                                      INNOVEX, L.P.

                                      INNOVEX AMERICAN HOLDING COMPANY,
                                      as General Partner

                                      By: ______________________________________
                                          John S. Russell
                                          President

                                      MSM GROUP LIMITED PARTNERSHIP,
                                      as Limited Partner

                                         QUINTILES PACIFIC, INC.,
                                         as General Partner

                                         By: ___________________________________
                                             John S. Russell
                                             President

                                         INNOVEX (NORTH AMERICA) INC.,
                                         as Limited Partner

                                         By: ___________________________________
                                             John S. Russell
                                             President

                                         INNOVEX NEVADA LIMITED PARTNERSHIP

                                         QUINTILES PACIFIC, INC.,
                                         as General Partner

                                         By: ___________________________________
                                             John S. Russell
                                             President

                                         INNOVEX (NORTH AMERICA) INC.,
                                         as Limited Partner

                                         By: ___________________________________
                                             John S. Russell
                                             President

                                         INNOVEX SUPPORT SERVICES LIMITED
                                         PARTNERSHIP

                                         INNOVEX AMERICA HOLDING COMPANY,
                                         as General Partner

                                         By: ___________________________________
                                             John S. Russell
                                             President

                                         INNOVEX NEVADA LIMITED PARTNERSHIP,
                                         as Limited Partner

                                             QUINTILES PACIFIC, INC.
                                             as General Partner

                                             By: _______________________________
                                                 John S. Russell
                                                 President

                                             INNOVEX (NORTH AMERICA) INC.,
                                             as Limited Partner

                                             By: _______________________________
                                                 John S. Russell
                                                 President

                                      MSM GROUP LIMITED PARTNERSHIP

                                      QUINTILES PACIFIC, INC.,
                                      as General Partner

                                      By: ___________________________________
                                          John S. Russell
                                          President

                                      INNOVEX (NORTH AMERICA) INC.,
                                      as Limited Partner

                                      By: ___________________________________
                                          John S. Russell
                                          President

                                      QUINTILES TRANSFER, L.L.C.

                                      QUINTILES PACIFIC, INC.,
                                      as sole Member

                                      By: ___________________________________
                                          John S. Russell
                                          President

                                      SOURCE INFORMATICS EUROPEAN
                                      HOLDINGS, LLC

                                      SOURCE INFORMATICS EUROPEAN
                                      HOLDINGS, INC.,
                                      as sole Member

                                      By: ___________________________________
                                          John S. Russell
                                          President

                                      QUINTILES AUSTRIAN HOLDINGS, LLC

                                      Quintiles Transnational Corp.
                                      as sole Member

                                      By: ___________________________________
                                          John S. Russell
                                          Executive Vice President

                                                                       EXHIBIT G

                            [FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR]

Quintiles Transnational Corp.
4709 Creekstone Drive
Riverbirch Building, Suite 200
Durham, North Carolina 27703-8411

Wells Fargo Bank Minnesota, N.A.
213 Court Street
Suite 703
Middletown, CT 06457

                  Re:  10% SENIOR SUBORDINATED NOTES DUE 2013

                  Reference is hereby made to the Indenture, dated as of September 25, 2003 (the "Indenture"), between Quintiles Transnational Corp., as issuer (the "Company"), and Wells Fargo Bank Minnesota, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with our proposed purchase of $450 million aggregate principal amount of:

         (b)      [ ] a beneficial interest in a Global Note, or

         (c)      [ ] a Definitive Note,

we confirm that:

         1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

         2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, prior to the expiration of the holding period applicable to sales of the Senior Notes under Rule 144(k) of the Securities Act, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (D) pursuant to the provisions of Rule 144(k) under the Securities Act, (E) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company) or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                      __________________________________________
                                      [Insert Name of Transferor]

                                      By: ______________________________________
                                          Name:
                                          Title:

Dated:  _____________, _____